UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ITT Inc.

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2021

Notice of Annual Meeting & Proxy Statement

ITT Inc.

ITT Inc.
1133 Westchester Avenue
White Plains, NY 10604

DEAR FELLOW
SHAREHOLDER

RICHARD P. LAVIN
CHAIRMAN OF THE BOARD

April 5, 2021

On behalf of the ITT Inc. Board of Directors, thank you for your continued investment in ITT. The Company delivered another strong performance in 2020 despite the challenges posed by the COVID-19 global pandemic. ITT made continued progress on enhancing operational excellence, including safety, developing innovative new products that are winning in the marketplace and investing in its business and people to deliver long-term value for our shareholders. We invite you to join us at our 2021 Annual Meeting on May 19, 2021 at 9:00 a.m. Eastern Time to be held virtually via a live webcast at www.virtualshareholdermeeting.com/ITT2021. Details regarding how to attend the virtual meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

BOARD COMPOSITION AND REFRESHMENT

I had the honor of assuming the role of Chairman of the Board of Directors of ITT in May 2020 following the retirement of Frank MacInnis, who served as ITT’s independent chair since 2011. We also announced the retirement of Christina Gold at the end of May 2020. Christina served as a Director for over 23 years, serving on the Audit and Compensation and Personnel Committees. Both Frank and Christina were part of the original ITT Board prior to the spin-off of our defense and water businesses in 2011, and their retirements were part of a thoughtfully planned transition that occurred over the past three years. I would like to thank each of them for their contributions to ITT.

As Chair, I have focused on guiding ITT’s strategies for growth, profitability and capital deployment, and overseeing several new leadership appointments. As in the past, we remain thoughtful about Board composition and effectiveness during our formal annual Board and committee evaluation processes as well as through our director nominations process.

SUCCESSFUL CFO TRANSITION

This past year, we completed a successful CFO transition following the resignation of Thomas Scalera. Emmanuel Caprais was named senior vice president and chief financial officer of ITT in October 2020. Emmanuel joined ITT in 2012 as segment CFO for Motion Technologies, eventually assuming a similar role for the Industrial Process segment in 2017. He also led the Financial Planning & Analysis (FP&A) and Investor Relations functions for ITT and in addition in 2020 was appointed Group CFO. Emmanuel worked closely with Tom and CEO Luca Savi throughout 2020 to ensure a smooth transition.

SHAREHOLDER ENGAGEMENT

Shareholder engagement remains a key priority for the Board. The valuable feedback and perspectives received through discussions with our shareholders help to inform ongoing boardroom discussions. We continued our annual outreach and engagement efforts in 2020, engaging with shareholders collectively representing approximately 47% of our outstanding shares. These discussions centered on our responses to the COVID-19 global pandemic, Board refreshment and diversity, corporate governance, initiatives taken to protect our environment, executive compensation practices and leadership transitions. The company’s shareholders also acknowledged our enhanced sustainability reporting following ITT’s first-ever Sustainability Report published in 2019, which was followed by a 2020 supplement showing our continued progress. The Board recognizes the importance of Environmental, Social and Governance matters and will continue to make this a priority in 2021.

Again, I thank you for your continued support and confidence in ITT. I am honored to serve on this Board and look forward to hearing from ITT’s shareholders in 2021. We hope you can join us at the Annual Meeting.

Sincerely,

RICHARD P. LAVIN

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION
WEDNESDAY, MAY 19, 2021
9:00 a.m. Eastern Time

Virtually, via live webcast at www.virtualshareholdermeeting.com/ITT2021.

ITEMS OF BUSINESS

1.	To elect the 11 nominees named in the attached Proxy Statement to the Board of Directors to serve until the 2022 annual meeting of shareholders or until their respective successors shall have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.
3.	To conduct an advisory vote on the compensation of the Company’s named executive officers.
4.	To consider a shareholder proposal, if properly presented at the Annual Meeting.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHO CAN VOTE, RECORD DATE

Holders of record of ITT Inc. common stock at the close of business on March 22, 2021 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

MAILING OR AVAILABILITY DATE

Beginning on or about April 5, 2021, this Notice of 2021 Annual Meeting of Shareholders and the attached Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 22, 2021.

ABOUT PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone or by mailing a proxy card. You may also vote online during the virtual Annual Meeting. If you hold shares through a bank, broker or other institution, you may vote your shares by any method specified on the voting instruction form that they provide. See details under “How do I vote?” under “Information about Proxy Statement and Voting.” We encourage you to vote your shares as soon as possible.

By order of the Board of Directors,

MARY BETH GUSTAFSSON
Senior Vice President, General
Counsel, Corporate Secretary and Chief Compliance Officer
April 5, 2021

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE Visit the website on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	BY PHONE Call the telephone number on your proxy card	DURING THE ANNUAL MEETING Attend the Virtual Annual Meeting and Vote by Internet See page 75 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ITT Inc.’s Annual Meeting of Shareholders to be held on Wednesday, May 19, 2021, at 9:00 a.m. Eastern Time
The Proxy Statement and 2020 Annual Report to Shareholders are available online at www.proxyvote.com

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PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire document before voting.

ANNUAL MEETING OF SHAREHOLDERS OF ITT INC.

Date	May 19, 2021
Time	9:00 a.m. Eastern Time
Location	Virtually, via live webcast at www.virtualshareholdermeeting.com/ITT2021

VOTING ITEMS

Voting Item		Board Voting Recommendation	Further Information (page)
1.	To elect the 11 nominees named in the Proxy Statement to ITT’s Board of Directors	FOR each nominee	26
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021	FOR	33
3.	To conduct an advisory vote on the compensation of the Company’s named executive officers	FOR	37
4.	To consider a shareholder proposal regarding special meetings of shareholders	AGAINST	71

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 22, 2021. Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.

YOUR VOTE IS IMPORTANT:

ONLINE Visit the website on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	BY PHONE Call the telephone number on your proxy card	DURING THE ANNUAL MEETING Attend the Virtual Annual Meeting and Vote by Internet. See page 75 for instructions on how to attend

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2020 FISCAL HIGHLIGHTS

(Amounts reported in this section, except per share amounts, are stated in millions unless otherwise specified.)

During 2020, we achieved strong results that reflect continued operational excellence and share gains in key global markets. Our results are a reflection of our hard work and focus on creating value for our customers, while also implementing productivity improvements and making strategic investments to drive profitable growth. The following table provides a summary of our key performance indicators for 2020 with growth comparisons to 2019.

SUMMARY OF KEY PERFORMANCE INDICATORS FOR 2020

Revenue	Segment Operating Income	Segment Operating Margin	EPS	Operating Cash Flow
$2,478 (13%)	$319 (26%)	12.9% (230 bps)	$0.78 (79%)	$436 22%

Organic Revenue	Adjusted Segment Operating Income	Adjusted Segment Operating Margin	Adjusted EPS	Free Cash Flow
$2,455 (14%)	$376 (18%)	15.2% (80 bps)	$3.20 (16%)	$372 40%

Organic revenue, adjusted segment operating income, adjusted segment operating margin, adjusted EPS and free cash flow are financial measures not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which are referred to as non-GAAP financial measures. Please refer to the section titled “Key Performance Indicators and Non-GAAP Financial Measures” in our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021 for the definition of these non-GAAP financial measures, the reasons why we use these measures and for reconciliations to the most directly comparable measures calculated in accordance with GAAP.

Our 2020 results include:

■	Revenue of $2,477.8 decreased $368.6, including $24.4 from our 2019 acquisitions and unfavorable foreign exchange of $1.3. Organic revenue decreased 13.8%, mainly as a result of the global impact of COVID-19 which drove declines in transportation of 16%, industrial of 7%, and oil and gas of 23%. Sequentially, revenue increased in each of the last two quarters of 2020, from $514.7 in the second quarter to $591.2 in the third quarter and $708.6 in the fourth quarter.
■	Segment operating income of $318.6 declined $113.7, which included higher restructuring and asset impairment costs of $28.1 and $15.3, respectively. Adjusted segment operating income declined $80.3 due to reduced volume from weaker demand and disruption caused by COVID-19, partially offset by savings from restructuring, productivity and cost actions. Sequentially, segment operating income increased in each of the last two quarters of 2020, from $37.3 in the second quarter to $83.9 in the third quarter and $119.5 in the fourth quarter.
■	Income from continuing operations decreased $254.9, which included increased pension costs of $108.2, net of tax, from the termination of our U.S. qualified pension plan, a decline in segment operating income, and higher asbestos costs of $64.4, net of tax, primarily to extend the period over which we estimate our net liability through 2052 (i.e., “full horizon”), partially offset by a reduction in corporate costs. As a result, earnings per diluted share decreased from $3.65 to $0.78. Adjusted earnings per share was $3.20, reflecting a decrease of $0.61 from the prior year.
■	Operating cash flow of $435.9 increased $78.2 or 21.9%, primarily due to higher collections from customers, improved inventory management and cost containment measures. Operating cash flow less capital expenditures was $372, an increase of $106 or 40%.

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SNAPSHOT OF 2021 DIRECTOR NOMINEES

As a whole, our director nominees possess a variety of important qualifications, skills and attributes, including those set forth in the chart below:

DIRECTOR SNAPSHOT
					Board Committees
Name	Age	Director Since	Other Public Company Boards	Position	Audit	Compensation and Human Capital	Nominating and Governance
Orlando D. Ashford	52	2011	2	Executive Chairman of Azamara
Geraud Darnis	61	2015	0	Former President & CEO of UTC Building & Industrial Systems
Donald DeFosset, Jr.	72	2011	3	Former Chairman, President & CEO of Walter Industries, Inc.
Nicholas C. Fanandakis	64	2016	2	Former Executive Vice President of DowDuPont
Richard P. Lavin non-executive Chairman	69	2013	1	Former President & CEO of Commercial Vehicle Group, Inc.
Mario Longhi	66	2017	2	Former President & CEO of United States Steel Corporation
Rebecca A. McDonald	68	2013	0	Former CEO of Laurus Energy, Inc.
Timothy H. Powers	72	2015	0	Former Chairman, President & CEO of Hubbell Incorporated
Luca Savi	55	2019	0	CEO & President of ITT Inc.
Cheryl L. Shavers	67	2018	1	Chairman & CEO of Global Smarts, Inc.
Sabrina Soussan	51	2018	1	CEO of dormakaba Holding AG

Chair

*	Is a citizen of a non-U.S. country (in some cases, in addition to the U.S.)

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong governance practices that protect the long-term interests of our shareholders and establish strong Board and management accountability. The “Corporate Governance and Related Matters” section beginning on page 12 describes our governance framework. We have adopted key corporate governance best practices, including:

WHAT WE DO
Independent Chair	Annual Board and committee evaluation and self- assessments
Highly independent and diverse Board	Active Board refreshment
Annual election of directors	Director skill sets aligned with corporate strategy
Majority voting for uncontested director elections	Formal limit on outside directorships
Regular executive sessions of the Board and its committees	Meaningful stock ownership guidelines for directors
Proxy access right	Formal director orientation and continuing education program
Shareholder right to call special meetings	Proactive engagement with shareholders
A policy prohibiting hedging and pledging of the Company’s securities

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

Since formalizing our shareholder engagement approach in 2017, we have reached out to shareholders representing over 50% of ITT’s outstanding shares annually to discuss governance, compensation, sustainability and other matters of shareholder concern. In 2020 we built on this success and continued our robust annual shareholder engagement process, contacting shareholders representing 69% of ITT’s outstanding shares and engaging with shareholders representing over 47% of outstanding shares. During our 2020 shareholder engagement process, we reached the highest percentage of shares owned by our investors since adopting our current approach to shareholder engagement in 2017. The feedback we received was shared with the Board and members of senior management. Key themes from these conversations included our proactive actions to address the COVID-19 pandemic, corporate governance, executive compensation, and sustainability initiatives.

These conversations continue to inform our Board’s actions, including our approach to Board refreshment and diversity, our executive compensation practices, and our reporting efforts on sustainability topics. For example, the Sustainability Report that ITT published in February 2019, and the 2020 supplemental report showing our three-year progress on environmental and social metrics, were shaped by our discussions with investors.

We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about ITT or to bring a particular matter to our attention. If you hold shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

EXECUTIVE COMPENSATION HIGHLIGHTS

ITT and its employees, customers and suppliers were significantly impacted by the global COVID-19 pandemic. ITT’s

Board of Directors and management took quick and decisive action to address the uncertainty created by the pandemic and approved temporary changes to some compensation programs. The objective of these changes was to preserve cash and liquidity during a time of great uncertainty regarding the severity and length of the pandemic’s impact on business conditions.

■	The total annual compensation of non-employee directors elected at the Company’s 2020 annual meeting in May 2020 was reduced by 20% effective from the annual meeting on

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May 15, 2020 through December 31, 2020 and then reinstated on a pro-rata basis for the balance of their term effective January 1, 2021.

■	The annual salary of the CEO was reduced by 20% effective from April 1, 2020 through December 31, 2020 and then reinstated effective January 1, 2021.

■	The annual salary rates of the other Executive Officers were reduced by 20% effective from April 1, 2020 through September 30, 2020 and then reinstated effective October 1, 2020.

The Compensation and Human Capital Committee continues to firmly believe in pay-for-performance and has structured the executive compensation program to align our executives’ interests with the long-term interests of our shareholders. Although 2020 was a challenging year, the Compensation and Human Capital Committee did not make any adjustments to the performance targets for the unvested performance stock unit awards (“PSUs”) and did not grant any special stock awards to executive officers.

Our CEO and other named executive officers (the “Named Executive Officers” or “NEOs”) have a significant amount of their target pay tied to our Annual Incentive Plan (“AIP”) and long-term incentives (“LTI”), which is at-risk pay and dependent on ITT’s financial performance and stock price. Despite the challenging business conditions that resulted from the pandemic, ITT generated record free cash flow and achieved adjusted operating margin that was close to the target that was approved in February 2020, before the pandemic was declared and therefore before the extent of the financial impact of COVID-19 was known. These results drove a 2020 CEO AIP payout that was 86% of target, which we consider an exceptional result considering the downturn in some of our key end markets such as auto, aerospace, and oil & gas. The 3-year performance of ITT’s relative total shareholder return (“TSR”) and Return on Invested Capital (“ROIC”) resulted in a 2018 PSU payout above target at 159%.

2020 CEO AIP PAYOUT	2018 PSU PAYOUT

SUSTAINABILITY HIGHLIGHTS

At ITT we believe that improving our sustainability efforts creates value for our customers, employees, communities and shareholders. It helps us align to the values and emerging expectations of today’s world. In 2019, ITT issued a sustainability report which incorporated Sustainability Accounting Standards Board (“SASB”) metrics relevant to ITT, as requested by many of our shareholders in our engagement discussions. In 2020, ITT issued an annual supplemental report which included our three-year progress on key environmental, social and governance (“ESG”) metrics.

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CORPORATE GOVERNANCE AND RELATED MATTERS

INTRODUCTION

We strive to maintain the highest standards of corporate governance and ethical conduct. Maintaining full compliance with the laws, rules and regulations that govern our business, and reporting results with accuracy and transparency, are critical to those efforts. We monitor developments in the area of corporate governance, consider the feedback of our shareholders, and review our processes and procedures in light of this input. We also review federal and state laws affecting corporate governance, as well as rules and requirements of the New York Stock Exchange (the “NYSE”). We implement other corporate governance practices that we believe are in the best interests of the Company and its shareholders.

We also understand that corporate governance practices evolve over time, and we seek to maintain practices that provide the right framework for our operations at that time, that are of value to our shareholders and that positively aid in the governance of the Company.

The following sections provide an overview of ITT’s corporate governance structure and processes, including independence and other criteria we use in selecting director nominees, our leadership structure, and certain responsibilities and activities of the Board of Directors and its committees.

ITT’s key governance documents, including our Corporate Governance Principles (the “Principles”), and the charters for the Audit, Compensation and Human Capital and Nominating and Governance Committees, are available on our website at www.itt.com/investors/corporate-governance. Our Code of Conduct is available on our website at www.itt.com. We have included our website addresses only as inactive textual references and do not intend them to be active links to our website. Our website is not incorporated into or a part of this Proxy Statement. Shareholders may also obtain copies of these documents free of charge by sending a written request to ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors has adopted the Principles, which govern the operations of the Board and its committees and guide the Board and ITT’s leadership team in the execution of their responsibilities. The Nominating and Governance Committee is responsible for overseeing the Principles. The Nominating and Governance Committee reviews the Principles at least annually and makes recommendations to the Board for updates in response to changing regulatory requirements, issues raised by shareholders or other stakeholders, changing regulatory requirements or otherwise as circumstances warrant. The Board may amend, waive, suspend or repeal any of the Principles at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. As noted above, we have posted the Principles on our website at: www.itt.com/investors/corporate-governance. The Principles include the following items concerning the Board:

■	no director may stand for re-election after he or she has reached the age of 75;
■	directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings, as well as be able to participate in other matters necessary for good corporate governance;
■	non-employee directors are limited to service on four public company boards (including the ITT Board). If the director serves as an active CEO of a public company, the director is limited to service on two public company boards (including the ITT board) in addition to service on his or her own board;
■	the CEO is limited to service on one public company board (in addition to service on the ITT Board). Currently, the CEO serves only on the ITT Board;
■	the CEO reports at least annually to the Board on succession planning and management development;
■	the Board evaluates the performance of the CEO and other senior management personnel at least annually; and
■	the Board maintains a process whereby the Board and its committees are subject to annual evaluation and self-assessment.

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OUR BOARD LEADERSHIP STRUCTURE

Richard P. Lavin is Chairman of the Board of Directors and Luca Savi is our Chief Executive Officer and President. Notwithstanding the separation of these roles, the Board does not have a formal policy with respect to the separation of the position of Chair of the Board and Chief Executive Officer. The Board believes that this is a matter that should be discussed and determined by the Board from time to time and that each of the possible leadership structures for a board of directors has its particular advantages and disadvantages. These factors must be considered in the context of the specific circumstances, giving due consideration to the individuals involved, the culture and performance of the Company, the needs of the business, fulfillment of the duties of the Board and the best interests of shareholders.

Although the Board may determine to combine the roles of Chair and Chief Executive Officer in the future, since 2011 the Board has determined that having separate individuals holding the Chair and Chief Executive Officer positions is the right leadership structure for the Company. This structure allows our Chief Executive Officer to focus on the operations of our business while the independent Chair focuses on leading the Board in its responsibilities. The Board most recently considered the appropriate leadership structure for the Board as part of the recently completed CEO transition and, taking into account feedback from our shareholders, confirmed that this separation continues to be in the best interests of ITT’s shareholders at this time as well as for the foreseeable future.

THE BOARD’S ROLE IN LEADERSHIP SUCCESSION PLANNING

The Board is actively engaged in our talent management program. The Compensation and Human Capital Committee oversees the process for succession planning for the CEO and other senior executives and updates the full Board in its executive sessions. The Board holds a formal succession planning and talent review session each summer. These sessions include the identification and development of internal candidates and assessment of key capabilities, desired leadership skills, and the ability to influence our business and strategic direction consistent with our core values. As part of the succession planning process, the CEO, working with the Board, also reviews and maintains an emergency succession plan for the position of CEO.

Directors interact with ITT leaders through Board presentations and discussions, as well as through informal events and interactions throughout the year such as lunch, dinner, and small group and planned one-on-one sessions.

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS

BOARD MEMBERSHIP CRITERIA

The Nominating and Governance Committee regularly considers and reviews with the Board the appropriate skills and characteristics for Board members in fulfilling its responsibility to identify and recommend qualified candidates for membership on the Board.

The Corporate Governance Principles state that as part of the membership criteria for new Board members, individuals who are nominated are expected to have significant accomplishments and recognized business stature and possess attributes and experiences such as diversity, management skills and business, technological and international experience. The Nominating and Governance Committee’s top priority is therefore ensuring that the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders.

Additional criteria for identifying and evaluating candidates for the Board include:

■	personal qualities and characteristics, accomplishments and reputation in the business community;
■	current knowledge and contacts in the Company’s business communities and industries;
■	the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial and responsive;

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■	ability and willingness to commit adequate time to Board and committee matters;
■	diversity of viewpoints, background, experience and other demographics;
■	independence (including independence from the interests of a particular group of shareholders);
■	absence of potential conflicts with our interests; and
■	such other criteria as the Board may from time to time determine relevant.

DIRECTOR SKILLS

Our director nominees possess relevant experience, skills and qualifications which contribute to a well-functioning Board that effectively oversees the Company’s strategy and management. All of our director nominees bring to the Board a wealth of executive leadership experience derived from their diverse professional backgrounds and areas of expertise. As a group, they have global industrial and financial expertise, public company board experience and sound business acumen.

BOARD DIVERSITY

The Board actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search for candidates. In identifying and evaluating candidates for the Board, the Nominating and Governance Committee considers the diversity of the Board, including diversity of skills, experience and backgrounds, as well as ethnic and gender diversity. We believe that our Board nominees appropriately reflect a diversity of skills, of professional, gender, ethnic and personal backgrounds, and of experience.

27%
female
27%
racially/ethnically diverse
36%
citizens of non-U.S. countries*

*	In some cases in addition to the U.S.

BOARD TENURE

The Board also strives to maintain an appropriate balance of tenure and turnover among directors. The Board believes that there are significant benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspective and ideas brought by new directors. We believe that our Board strikes the right balance of longer serving and newer directors.

PROCESS FOR IDENTIFYING AND SELECTING NEW BOARD MEMBERS

The Nominating and Governance Committee identifies director candidates through a variety of sources including an independent search firm, personal references, and business contacts.

Shareholders who wish to recommend candidates may contact the Nominating and Governance Committee in the manner described in “Communication with the Board of Directors.” Shareholder nominations must be made according to the procedures required by our Amended and Restated By-laws (the “By-laws”) and described in this Proxy Statement under the heading “Information about the Proxy Statement & Voting.” Shareholder recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Governance Committee in the same manner as other nominees.

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A key component to the nomination (and re-nomination) process is the Nominating and Governance Committee’s consideration of the results of the Board’s evaluation process. The results generated from this evaluation process include nominee attributes and experiences that will individually and collectively complement the existing Board, taking into account the Board’s needs for expertise and recognizing that the Company’s businesses and operations are diverse and global in nature.

Prior to recommending nominees for election as directors, the Nominating and Governance Committee, and then the full Board of Directors, engages in a deliberative process and considers the following to ensure that the nominee will contribute to an effective Board of Directors:

■	the nominee’s fit with the membership criteria discussed above;
■	the nominee’s skills and attributes and overall complement to the skills matrix discussed above; and
■	the diversity that the nominee will add to the Board.

Biographical information for each candidate for election as a director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks and nominees must meet the requirements of the Company’s By-laws and the Corporate Governance Principles.

BOARD AND COMMITTEE EVALUATION PROCESS

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. Our Board annually evaluates the performance of the Board and its committees. As part of the Board’s self-assessment process, directors complete questionnaires that consider various topics related to Board composition, structure, effectiveness, and responsibilities, as well as the overall mix of director skills, experience, and backgrounds. As set forth in its charter, the Nominating and Governance Committee oversees the Board and committee evaluation process. Annually, the Nominating and Governance Committee reviews the questionnaires and the process and considers whether changes are recommended.

TOPICS CONSIDERED DURING THE BOARD AND COMMITTEE SELF-ASSESSMENTS INCLUDE:

Board and Committee Operations	Board Performance	Committee Performance
■ Board and committee membership, including director skills, background, expertise and diversity	■ Key areas of focus for the Board	■ Performance of committee duties under committee charters
■ Committee structure and process, including keeping the full Board abreast of committee matters	■ Oversight of the Company’s strategy	■ Effectiveness of management support for committees
■ Access to management, experts and internal and external resources	■ Effectiveness of risk oversight	■ Identification of topics that should receive more attention and discussion, particularly emerging risk areas
■ Materials and information, including the quality and quantity of information received	■ Performance of Board Chair	■ Performance of committee chairs
■ Conduct of meetings, including encouragement of and time allocated for candid dialogue

The Company’s Corporate Secretary aggregates and summarizes all of the directors’ responses to the questionnaires, highlighting comments and year-over-year trends. Responses are not attributed to specific Board or committee members to promote candor. These summaries are shared with the Board and committee members to inform their review and discussion. The Chair of the Nominating and Governance Committee, with support from the Corporate Secretary, leads a discussion of the Board and committee results at the Nominating and Governance Committee meeting as well as with the full Board. Each committee chair, with support from the Corporate Secretary, leads a discussion at their committee meeting of their individual assessments. As a result of these discussions, an action plan is created and practices are updated based on the self-assessment observations and suggestions. As an outcome of these discussions, directors share relevant feedback with management and suggest changes or areas of improvement or focus.

In addition to the in-person review of the results of the Board and committee self-assessments, at least once per year our independent Chair has individual one-on-one discussions with each director to elicit any further information about their views on

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the functioning of the Board and its committees. Feedback from those discussions is also incorporated into the overall action plan. Examples of changes made in response to the self-assessment process over the last several years include:

■	prioritizing diversity in the next director search;
■	increased Board exposure both formally and informally to key executives;
■	additional reserved time for “Board only” discussions to continue to foster openness and cohesiveness among the Board; and
■	a coordinated director education schedule to provide additional education on relevant topics as part of regularly scheduled meetings.

The Board of Directors has considered whether to engage an independent third party to conduct or facilitate the Board self-assessments and has to-date concluded that an independent review is not necessary. The Board has agreed that it will consider this option as needed.

The results of the self-assessment process in 2020 confirmed the Board’s belief that the Board and its committees are currently operating effectively.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of ITT’s director orientation program, new directors participate in one-on-one introductory meetings with members of ITT’s leadership team and other functional leaders. This director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, human resources matters, our compliance programs and other controls, policies, and procedures. The orientation also addresses Board procedures, our Principles and our Board committee charters. Finally, it provides directors with the opportunity to meet with our officers and other key members of senior management.

The Company endeavors to provide ongoing director education throughout the year. Our annual strategy session, where senior management presents the strategic plans for each of the businesses and the Company as a whole, is one component of that ongoing education. We aim to periodically hold the annual strategy session at an ITT facility in order to increase the Board’s understanding of the Company’s people, operations, product lines, and overall business. Our senior management also presents topics throughout the year to the Board in order to increase their understanding of the Company’s business operations, strategies, risks and opportunities.

Directors may enroll in external continuing education programs at ITT’s expense on topics associated with a director’s service on a public company board in order to provide a forum for them to maintain their insight into leading governance practices, exchange ideas with peers, and keep current their skills and understanding of their duties as directors.

SHAREHOLDER ENGAGEMENT

Our Board values the views of our shareholders, and the feedback we receive from shareholders is a key input to our corporate governance, executive compensation, and sustainability practices.

ENGAGEMENT PROGRAM

Since formalizing our shareholder engagement approach in 2017, we have reached out annually to shareholders owning over 50% of ITT’s outstanding shares to discuss governance, compensation, sustainability and other matters of shareholder concern. In 2020, we expanded our outreach to cover shareholders representing 69% of ITT’s outstanding shares, and engaged with shareholders representing over 47% of outstanding shares, which is the highest percentage of share ownership engaged since we adopted our current approach to shareholder engagement in 2017. The feedback we received was shared with the Board and members of senior management. We believe it is important for the Company to have a direct line of communication with shareholders so that the Board and management are better able to assess our policies and practices continually.

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FALL 2020 ENGAGEMENT FEEDBACK

An overview of the specific areas of focus for our shareholders during these meetings is provided in the table below:

Shareholder Engagement Outreach Efforts

Percent of Shares Outstanding Contacted:	Percent of Shares Outstanding Engaged:
69%	47%
Specific Areas of Focus and Feedback
Corporate Governance	Executive Compensation	Sustainability
Board Diversity & Refreshment	Compensation Program	Sustainability Reporting
■ Discussed how the Board’s evaluation process supports thoughtful refreshment	■ Shareholders understood the relevance of our compensation program metrics to our business strategy and acknowledged our link between pay and performance	■ Shareholders appreciated ITT’s recent reporting efforts, including SASB aligned metrics and 2020 supplement to our Sustainability Report
■ Shareholders recognized ITT’s commitment to Board diversity, including gender, race/ethnicity, age, geography, and business experience	■ Shareholders supported the metrics and weighting of our incentive plans, and the decision not to adjust plan designs due to the financial impact of the pandemic. Shareholders stressed that any discretion applied for AIP payouts should include robust disclosure	■ Shareholders encouraged ITT to consider setting specific sustainability- related goals, including carbon emissions
■ Shareholders appreciated ITT’s smooth leadership succession process, including the CEO transition in 2019 and the CFO, Value Center Presidents and independent Chair transitions in 2020	■ Shareholders understood the actions taken by the Board of Directors in light of the pandemic to approve temporary compensation reductions for Directors, the CEO, and other Executive Officers	■ Discussed investors’ views on various data sources and reporting standards

Governance	Employees	Board Oversight of Sustainability
■ Shareholders appreciated ITT’s robust corporate governance profile and practices, including our long-standing independent Chair role	■ Shareholders were interested to understand the actions taken to keep employees safe and productive during the pandemic	■ Discussed the Nominating & Governance Committee’s oversight of ESG risks impacting ITT
■ Shareholders discussed and generally supported ITT’s current threshold required to call a special meeting	■ Shareholders appreciated the diversity metrics published in the 2020 supplement to our Sustainability Report, and encouraged disclosure of diversity targets	■ Discussed the Compensation & Human Capital Committee’s focus on cultivating an innovative, diverse and inclusive workplace that engages and energizes people

RECENT BOARD ACTIONS

■	Board Refreshment: Our approach to Board refreshment and diversity continues to be informed by our shareholders’ perspectives. Recent additions to our Board further enhanced our Board’s skill sets and diversity. We completed a transition of the independent Chair role at the 2020 Annual Meeting.
■	Compensation: The total annual compensation of non-employee directors elected at the Company’s 2020 annual meeting in May 2020 was reduced by 20% effective from the annual meeting on May 15, 2020 through December 31, 2020, and then reinstated on a pro-rated basis for the remainder of their term effective January 1, 2021. The annual salary of the CEO was reduced by 20% effective from April 1, 2020 through December 31, 2020 and then reinstated effective January 1, 2021. The annual salary rates of the other Executive Officers were reduced by 20% effective from April 1, 2020 through September 30, 2020 and then reinstated effective October 1, 2020.
■	Sustainability: We continue to evolve and enhance our sustainability practices and disclosure, taking into account multiple years of shareholder feedback. Our 2019 Sustainability Report included metrics reported in accordance with SASB, and our 2020 supplemental report included three-year progress on environmental metrics and introduced baseline metrics around workplace diversity.

We encourage shareholders to continue to engage with us and let us know their thoughts about ITT or to bring any matters to our attention. Please feel free to write directly to us at ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604. Attention: Corporate Secretary.

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BOARD AND COMMITTEE MEETINGS AND MEMBERSHIP

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Under the Principles, directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference, although in-person attendance at regularly scheduled meetings is strongly encouraged. Since March 2020, all Board and committee meetings have been held telephonically or through video conference due to the COVID-19 pandemic. The Board held 11 meetings during the 2020 fiscal year, and there were 22 meetings of standing committees. All directors attended at least 75% of the aggregate of all meetings of the Board and standing committees on which they served. It is Company practice that all directors attend our annual meetings. All directors who were on the Board at that time attended our 2020 annual meeting of shareholders either in person or telephonically.

The Board has an Audit Committee, a Compensation and Human Capital Committee, and a Nominating and Governance Committee. The following table summarizes the current membership of each Committee:

Compensation
		and Human	Nominating and
Name	Audit	Capital	Governance
Orlando D. Ashford
Geraud Darnis
Donald DeFosset, Jr.
Nicholas C. Fanandakis
Richard P. Lavin
Mario Longhi
Rebecca A. McDonald
Timothy H. Powers
Luca Savi
Cheryl L. Shavers
Sabrina Soussan
Chair

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BOARD AND COMMITTEE ROLES IN OVERSIGHT OF RISK

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OVERVIEW OF COMMITTEES

The charters of each of the Audit, Compensation and Human Capital and Nominating and Governance Committees conform with the applicable NYSE listing standards, and each committee reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to its respective charter from time to time to reflect evolving best practices. The descriptions below of the roles and responsibilities of each of the committees of the Board are qualified by reference to the complete committee charters, which are available on our website at www.itt.com/investors/corporate-governance.

AUDIT COMMITTEE

Attendance	Responsibilities
Meetings Held in 2020: 8 Committee Members Timothy H. Powers (Chair) Geraud Darnis Donald DeFosset, Jr. Nicholas C. Fanandakis Mario Longhi Sabrina Soussan

Purpose: assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the financial reporting process.

The Audit Committee is primarily responsible for:

■ reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements and approving those financial statements for inclusion in the Company’s public filings;

■ reviewing and overseeing the Company’s selection and application of accounting principles and matters relating to the Company’s internal controls and disclosure controls and procedures;

■ overseeing the Company’s compliance with legal and regulatory requirements, including reviewing the effect of regulatory and accounting initiatives on the Company’s financial statements;

■ overseeing the structure and scope of the Company’s internal audit function; and

■ overseeing the Company’s policies on risk assessment and management.

The Audit Committee is also directly responsible for the selection and oversight of the Company’s independent registered public accounting firm, including determining the firm’s qualifications, independence, scope of responsibility and compensation.

Audit Committee Report, Page 35

The Audit Committee has established policies and procedures for the pre-approval of all services by our independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received regarding accounting, internal controls and auditing matters. Additional details on the role of the Audit Committee may be found in “Ratification of the Independent Registered Public Accounting Firm (Proxy Item No. 2)” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. Although more than one member of the Audit Committee satisfies the relevant requirements, the Board of Directors has identified Timothy H. Powers as the Audit Committee financial expert. The Board of Directors has evaluated the performance of the Audit Committee consistent with regulatory requirements.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE

Attendance	Responsibilities
Meetings Held in 2020: 8 Committee Members Orlando Ashford (Chair) Geraud Darnis Nicholas Fanandakis Mario Longhi Rebecca A. McDonald Cheryl L. Shavers

Purpose: provide oversight of the compensation and benefits provided to employees of the Company.

The Compensation and Human Capital Committee evaluates and approves the compensation plans, policies and programs for the Chief Executive Officer and the other executive officers of ITT Inc., and approves awards under the Company’s equity incentive plans. Its responsibilities also include:

■  setting annual performance goals and objectives with respect to the Chief Executive Officer;

■  approving annual performance objectives, reviewing performance and approving individual compensation actions for the other executive officers;

■  reviewing and discussing the Company’s talent review and development process, succession planning process for executive officers (including the CEO) and other critical senior management roles;

■  providing oversight of the Company’s human capital management programs, including diversity, equity and inclusion programs and management development; and

■  approving the Compensation Discussion and Analysis included in the Company’s annual proxy statement.

Compensation and Human Capital Committee Report, Page 68

The name of the committee was changed from the Compensation and Personnel Committee in 2020. The Board of Directors has determined that each member of the Compensation and Human Capital Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles and Section 2.10 of the Company’s By-laws. In addition, each committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”). The Board of Directors has evaluated the performance of the Compensation and Human Capital Committee consistent with regulatory requirements.

NOMINATING AND GOVERNANCE COMMITTEE

Attendance	Responsibilities
Meetings Held in 2020: 6 Committee Members Donald DeFosset, Jr. (Chair) Orlando D. Ashford Rebecca A. McDonald Timothy H. Powers Cheryl L. Shavers Sabrina Soussan

Purpose: ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders of the Company.

The Nominating and Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:

■ evaluating the size, composition, governance and structure of the Board and the qualifications, compensation and retirement age of directors;

■  identifying, evaluating and proposing nominees for election to the Board;

■  considering the independence and possible conflicts of interest of directors and executive officers and ensuring compliance with applicable laws and NYSE listing standards; and

■  overseeing the Company’s overall enterprise risk management program.

The Nominating and Governance Committee is charged with:

■  overseeing the self-evaluations of the Board and its committees;

■  reviewing the Principles;

■  reviewing material related party transactions in accordance with our Related Party Transactions Policy;

■  monitoring our directors’ outside engagements and administering our director resignation procedures when there is a change in a director’s employment status; and

■  evaluating the compensation program for the non-management directors.

The Committee also maintains an informed status on the Company’s sustainability initiatives and on activities involving community relations and philanthropy.

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The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. The Board of Directors has evaluated the performance of the Nominating and Governance Committee consistent with regulatory requirements.

As stated above, the Nominating and Governance Committee evaluates the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation. The Nominating and Governance Committee has retained Pay Governance LLC (“Pay Governance”) as an independent consultant for this purpose. Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Nominating and Governance Committee regarding the components and levels of non-management director compensation. The Nominating and Governance Committee is not aware of any conflict of interest on the part of Pay Governance arising from these services or any other factor that would impair Pay Governance’s independence. Executive officers do not play any role in either determining or recommending non-management director compensation.

EXECUTIVE SESSIONS OF DIRECTORS

Agendas for meetings of the Board of Directors include regularly scheduled executive sessions led by the Board’s non-executive Chair for the independent directors to meet without management present. Board members have access to our employees outside of Board meetings, and the Board encourages directors to visit different Company sites and events periodically and meet with local management at those sites and events, either as part of a regularly scheduled Board meeting or otherwise.

HEDGING AND PLEDGING

Our directors and certain employees (including executive officers) are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

We also prohibit our directors and certain employees from pledging Company securities as collateral for a loan.

DIRECTOR INDEPENDENCE

The Board of Directors, through the Nominating and Governance Committee, conducts an annual review of the independence of its members. With the assistance of legal counsel to the Company, the Nominating and Governance Committee has reviewed the applicable standards for Board and committee member independence, as well as the standards established by the Principles. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are also made available to the Nominating and Governance Committee to enable its comprehensive independence review. On the basis of this review, the Nominating and Governance Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the committee’s report and the supporting information.

Under NYSE listing standards, an independent director must not have any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE requirements pertaining to director independence also include a series of objective tests, such as the requirement that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board also considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The SEC has a separate independence requirement for Audit Committee members that overlays the NYSE requirements. The NYSE also requires directors that serve on compensation committees to satisfy additional independence requirements specific to that service.

The Board of Directors has determined that Mr. Savi is not “independent” because of his employment as Chief Executive Officer of the Company. The Board of Directors has reviewed all relationships between the Company and each other member of the Board of Directors and has affirmatively determined that all of the members of the Board other than Mr. Savi are “independent” pursuant to the applicable listing standards of the NYSE. None of these directors were disqualified from “independent” status under the objective tests set forth in the NYSE standards. In assessing independence under the

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subjective relationships test described above, the Board of Directors took into account the criteria for disqualification set forth in the NYSE’s objective tests, and reviewed and discussed additional information provided by each director and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Based on the foregoing, as required by the NYSE, the Board made the subjective determination as to each of these directors that no material relationships with the Company exist and no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board also determined that the current members of the Audit Committee and of the Compensation and Human Capital Committee meet the applicable SEC and NYSE listing standard independence requirements with respect to membership on such committees.

In making its independence determinations, the Board considered transactions occurring since the beginning of the Company’s 2018 fiscal year between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director were presented to the Board of Directors for consideration. The Board also considered in its analysis the Company’s contributions to tax-exempt organizations with respect to each of the non-management directors. In making its subjective determination that each non-management director is independent, the Board considered the transactions in the context of the NYSE objective standards, and special standards established by the SEC for members of audit and compensation committees. In each case, the Board determined that, because of the nature of the director’s relationship with the entity or the amount involved in the transaction, the relationship did not impair the director’s independence. The Company did not make any contributions to any tax exempt organizations in which any non-management director serves as an executive officer within the past three fiscal years where such contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues.

CODE OF CONDUCT

The Company has also adopted the ITT Code of Conduct which applies to all employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its non-management directors. The ITT Code of Conduct is available on our website at https://www.itt. com/newsroom/publications/code-of-conduct. We disclose on our website any changes or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, our non-management directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions. We intend to do this by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

The Company has established a confidential ethics phone line and website to respond to employees’ questions and reports of ethical concerns. Also, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Human Capital Committee during 2020 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of our Compensation and Human Capital Committee or Board of Directors.

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COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact any of our directors (including the non-executive Chair), a committee of the Board, the Board’s non-management directors as a group, or the Board as a whole by writing to them c/o ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. Communications are distributed to the Board, or to any individual director(s), as appropriate under the facts and circumstances. Junk mail, advertisements, product inquiries or complaints, resumes, spam and surveys are not forwarded to the Board. Material that is threatening, unduly hostile or similarly inappropriate will also not be forwarded, although any non-management director may request that any communications that have been excluded be made available.

POLICIES FOR APPROVING RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy (the “Policy”) that addresses the reporting, review and approval or ratification of transactions with related parties. The Policy covers (but is not limited to) those related party transactions and relationships required to be disclosed under Item 404(a) of the SEC’s Regulation S-K, and applies to each director or executive officer of the Company, any nominee for election as a director of the Company, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons (each, a “Related Party”).

The Company recognizes that transactions with Related Parties may involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interests. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between Related Parties and the Company may be incidental to the normal course of business, may provide an opportunity that is in the best interests of the Company to pursue, or may not otherwise be inconsistent with the best interests of the Company. In other cases it may be inefficient for the Company to pursue an alternative transaction. The Policy therefore is not designed to prohibit Related Party transactions; rather, it is designed to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them. The Policy supplements the provisions of our Code of Conduct concerning potential conflict of interest situations. Under the Policy, an amendment to an arrangement that is considered a Related Party transaction is, unless clearly incidental in nature, considered a separate Related Party transaction.

The Policy provides for the Nominating and Governance Committee to review all Related Party transactions and, wherever possible, to approve such transactions in advance of any such transaction being given effect. In connection with approving or ratifying a Related Party transaction, the Nominating and Governance Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or consistent with, the best interests of the Company, including, as applicable, consideration of the following factors:

■	the position within or relationship of the Related Party with the Company;
■	the materiality of the transaction to the Related Party and the Company, including the dollar value of the transaction, without regard to profit or loss;
■	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;
■	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Parties;
■	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and
■	the effect of the transaction on our business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Policy provides standing pre-approval for certain types of transactions that the Nominating and Governance Committee has determined do not pose a significant risk of conflict of interest, either because a Related Party would not have a material interest in a transaction of that type or due to the nature, size and/or degree of significance to the Company. The Policy is re-evaluated periodically.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

At ITT, we know that improving our sustainability efforts creates value for our customers, employees, communities and shareholders. It helps us align to the values and emerging expectations of today’s world.

The Board also understands that sustainability is a key focus for investors and takes investor feedback on sustainability seriously. We continue to evaluate which ESG factors pose the most material risks to the Company and create the strongest opportunities to enhance our bottom line and sustain long-term financial value.

ITT uses discussions with shareholders to better understand how investors view this topic, including emerging reporting standards, the various data sources available, and peer reporting.

We also use these shareholder engagement opportunities to discuss the Company’s current sustainability focus areas and recent developments. Our 2019 Sustainability Report was informed by those discussions with investors. The Sustainability Report incorporated the SASB metrics relevant to the Company, as requested by many of our shareholders in our engagement discussions. We also published an annual supplemental report during 2020 which included our three-year progress on key environmental and social metrics.

Our governance processes and policies are designed to provide appropriate oversight of sustainability and inform our Board about significant ESG issues impacting the Company. These policies and processes, as well as areas of focus most relevant given our business and industry, are informed by proactive engagement with our shareholders as well as other stakeholders, including the SASB.

The Nominating and Governance and the Compensation and Human Capital Committees have primary responsibility for sustainability-related topics. The Board also receives periodic reports from our internal ESH&S group in order to stay apprised of the Company’s overall approach to these matters.

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ELECTION OF DIRECTORS

(PROXY ITEM NO. 1)

ELECTION PROCEDURES

Each director must be elected by a majority of the votes cast by the shareholders represented at the virtual meeting or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as votes cast with respect to that director). In a contested election for directors (an election in which the number of nominees for election as directors is greater than the number of directors to be elected), the vote standard would be a plurality of votes cast.

In accordance with our By-laws and the Principles, the Board will only nominate director candidates who agree to tender an irrevocable resignation promptly following their failure to receive the required vote for re-election in an uncontested election. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election in an uncontested election and submits his or her resignation to the Chair of the Board or the Corporate Secretary, then the Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After such consideration, the Nominating and Governance Committee will make a recommendation to the Board regarding whether the resignation should be accepted or rejected, or whether any other action should be taken. The Board will act on the Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Each nominee elected as a director will continue in office until the earlier of the 2022 Annual Meeting of Shareholders, his or her successor having been duly elected and qualified, or his or her death, resignation or removal.

The 11 nominees for election to the Board in 2021 have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board of Directors. The individuals named as proxies in the proxy card intend to vote your proxy (if you are a shareholder of record) FOR the election of each of these nominees, unless you indicate otherwise on the proxy card.

2021 DIRECTOR NOMINEES

Eleven members of our Board are standing for election to hold office until the 2022 Annual Meeting of Shareholders.

We believe our 2021 director nominees evidence our commitment to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. Of the 11 directors who are nominees for election at the Annual Meeting, three are female, three are racially or ethnically diverse, and four are citizens of a non-U.S. country (in some cases, in addition to the U.S.). As discussed in detail in our nominees’ biographies, the nominees come from diverse professional backgrounds and industries, including manufacturing, finance and technology. Each of our 2021 director nominees was recommended for election by the Nominating and Governance Committee, and such recommendation was approved unanimously by the Board.

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The principal occupation and certain other biographical information about the nominees is set forth on the following pages.

ORLANDO D. ASHFORD
Age: 52 Director since: December 2011 Executive Chairman of Azamara

CAREER:

Orlando D. Ashford serves as Executive Chairman of Azamara. He previously served as the President of Holland America Line, a division of Carnival Corporation, until May 2020. Previously, Mr. Ashford was the President of the Talent business segment at Mercer, a global consulting leader and subsidiary of Marsh & McLennan Companies (“Marsh”). From 2008 to 2012, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh. Prior to joining Marsh in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. He has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford serves on the board of directors for the Seattle chapter of the Positive Coaching Alliance and Year Up. Mr. Ashford is currently a director of the following public companies: Array Technologies, Inc. and Perrigo Company plc.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Ashford for director of the Company, the Board considered his expertise in addressing talent, culture and human capital issues at the executive level, as well as his significant experience in multinational organizations, providing experience and skills relevant to the Company’s international sales operations.

BOARD COMMITTEES:

■  Compensation and Human Capital Committee (Chair)

■  Nominating and Governance Committee

OTHER PUBLIC COMPANY BOARDS:

■  Array Technologies, Inc.

■  Perrigo Company plc

GERAUD DARNIS
Age: 61 Director since: October 2015 Former President & CEO of UTC Building & Industrial Systems

CAREER:

Geraud Darnis retired from United Technologies (now Raytheon Technologies) in December 2015 as the President & Chief Executive Officer of UTC Building & Industrial Systems. In this role, Mr. Darnis led all of United Technologies non-aerospace activities, including Carrier Corp. and Otis Elevator which were later spun-off to become independent publicly traded companies. Mr. Darnis started his career at UTC in 1983 in France and held a number of general management and financial positions stationed in Latin America, Europe and Asia until 2001 when he was named President of Carrier Corp. In 2011, UTC’s Fire and Security businesses were added to his portfolio when he became President and Chief Executive Officer of UTC Climate Controls and Security. In 2013, Mr. Darnis also assumed the leadership of Otis when he became president and CEO of UTC Building and Industrial Systems. Mr. Darnis currently serves as the non-executive Chairman of Miliken & Company Inc. and as a member of its Human Resources and Compensation, Finance, and Nominating & Governance Committees. Mr. Darnis also served as a member on the Air-Conditioning, Heating and Refrigeration Institute from 2003 to 2006, including Chairman from November 2004 to November 2005, and then as an advisory member of the Executive Committee from 2007 to 2014.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Darnis for director of the Company, the Board considered his significant management experience as president of a major operating unit at a large global manufacturing company and his wide-ranging expertise in a variety of industries in which the Company operates, including industrial and aerospace.

BOARD COMMITTEES:

■  Audit Committee

■  Compensation and Human Capital Committee

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DONALD DEFOSSET, JR.
Age: 72 Director since: October 2011 Former Chairman, President & CEO of Walter Industries, Inc.

CAREER:

Donald DeFosset, Jr. retired in 2005 as Chairman, President & Chief Executive Officer of Walter Industries, Inc., a diversified public company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President & Chief Executive Officer, and since March 2002 as Chairman, of Walter Industries. Over his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation and AlliedSignal, Inc. Mr. DeFosset is currently a director of the following public companies: National Retail Properties Inc. since 2008 (Non-Executive Chairman of the Board); Regions Financial Corporation since 2005 (Chairman of the Compensation Committee; Nominating & Governance Committee); and Terex Corporation since 1999 (Chairman of the Nominating and Governance Committee; Audit Committee). Mr. DeFosset is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. DeFosset for director of the Company, the Board considered his extensive experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. His service on the boards of directors of a variety of large public companies further enhances his experience and adds value to the Company’s Board.

BOARD COMMITTEES:

■  Nominating and Governance Committee (Chair)

■  Audit Committee

OTHER PUBLIC COMPANY BOARDS:

■  National Retail Properties, Inc.

■  Regions Financial Corporation

■  Terex Corporation

NICHOLAS C. FANANDAKIS
Age: 64 Director since: October 2016 Former Executive Vice President of DowDuPont

CAREER:

Nicholas C. Fanandakis is currently retired. He served as Executive Vice President of DowDuPont until June 2019. From November 2009 to December 2019, he served as Executive Vice President and Chief Financial Officer of DuPont. He previously served as Group Vice President of DuPont Applied BioSciences in 2008 and the Vice President of Corporate Plans in 2007. Prior to 2007, Mr. Fanandakis served in several positions within the DuPont organization ranging from a variety of plant, marketing and product management positions within Petrochemicals, Chemicals & Pigments, and Specialty Chemicals, as well as in the Industrial Solutions market space. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst in the Petrochemicals Department. Mr. Fanandakis is currently a director of the following public companies: FTI Consulting, Inc. since January 2014 (Chairman of the Audit Committee) and Duke Energy Corporation (Finance and Risk Management Committee and Audit Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Fanandakis for director of the Company, the Board considered his significant financial and business experience resulting from holding various management positions at a large public manufacturing company, his overall financial management abilities, including multinational legal, tax and banking expertise, and his experience and knowledge of global industrial markets.

BOARD COMMITTEES:

■  Audit Committee

■  Compensation and Human Capital Committee

OTHER PUBLIC COMPANY BOARDS:

■  FTI Consulting, Inc.

■  Duke Energy Corporation

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RICHARD P. LAVIN
Age: 69 Director since: May 2013 Chairman Former President & CEO of Commercial Vehicle Group, Inc.

CAREER:

Richard P. Lavin was Chief Executive Officer & President of Commercial Vehicle Group, Inc., a leader in the development, manufacturing and fulfillment of fully integrated system solutions for the commercial vehicle market from May 2013 to November 2015. Prior to joining Commercial Vehicle Group, Mr. Lavin spent 29 years in a variety of positions with Caterpillar Inc. (“Caterpillar”), including as Vice President of manufacturing operations for the Asia Pacific Division, serving as Chairman of Shin Caterpillar Mitsubishi Ltd. - now Caterpillar Japan Ltd. - and Chairman of Caterpillar (China) Investment Co., Ltd, and as a group president for Construction Industries and Growth Markets. Mr. Lavin is currently a director of the public company Allison Transmission Holdings, Inc. since 2016 (Compensation Committee; Nominating & Governance Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Lavin for director of the Company, the Board considered his experience overseeing Caterpillar’s largest operating division and extensive international experience through overseeing that company’s operations in China, India, Japan and the Asia-Pacific region. In addition, Mr. Lavin has a diverse legal and human resources background, having served as director of Corporate Labor and Human Relations and director of Compensation and Benefits, as well as the Vice President of Caterpillar’s Human Services Division.

OTHER PUBLIC COMPANY BOARDS:

■  Allison Transmission Holdings, Inc.

FORMER PUBLIC COMPANY BOARDS:

■  Commercial Vehicle Group, Inc. (2013-2015)

■  USG Corporation (2009-2019)

MARIO LONGHI
Age: 66 Director since: October 2017 Former President & CEO of United States Steel Corporation

CAREER:

Mario Longhi served as the President & Chief Executive Officer of United States Steel Corporation, an integrated producer and manufacturer of flat-rolled sheet and tubular steel products for a wide range of industries from September 2013 to May 2017. Previously, Mr. Longhi was President of Gerdau Ameristeel Corporation from 2005 to 2006 and President and Chief Executive Officer from 2006 to 2011. He was also the Group President, Global Extrusions, at Alcoa Inc., where he served in a number of increasingly responsible roles over a more than 20-year career with the company. Throughout his career he has gained experience in the appliance, container, mining, automotive and transportation, aerospace, power generation, industrial machinery and construction industries. Mr. Longhi is currently a director of the following public companies: Harsco Corporation (Management Development & Compensation Committee; Audit Committee) and UGI Corporation.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Longhi for director of the Company, the Board considered his significant industrial leadership experience and global viewpoint, as well as his deep knowledge of the steel industry and commodities, which are important to understanding the Company’s overall business and results.

BOARD COMMITTEES:

■  Audit Committee

■  Compensation and Human Capital Committee

OTHER PUBLIC COMPANY BOARDS:

■  Harsco Corporation

■  UGI Corporation

FORMER PUBLIC COMPANY BOARDS:

■  United States Steel Corporation (2013-2017)

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REBECCA A. MCDONALD
Age: 68 Director since: December 2013 Former CEO of Laurus Energy Inc.

CAREER:

Rebecca A. McDonald retired in July 2012, having served since December 2008 as Chief Executive Officer of Laurus Energy Inc., a company involved in underground coal gasification development. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007, and, from October 2001 to January 2004, she served as President of the Houston Museum of Natural Science. Ms. McDonald has more than 25 years of experience in the energy industry. She has been responsible for the development, construction and operation of natural gas and liquids pipelines, gas and electricity distribution companies, as well as power plant and gas processing facilities in North America, Asia, Africa and South America.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Ms. McDonald for director of the Company, the Board considered her significant expertise in the oil and gas industry, as well as her executive-level experience and extensive knowledge of business systems and operations. The Board also considered her experience as a director of a variety of public and private companies within the energy industry.

BOARD COMMITTEES:

■  Compensation and Human Capital Committee

■  Nominating and Governance Committee

FORMER PUBLIC COMPANY BOARDS:

■  Aggreko plc (2012-2015)

■  Granite Construction Incorporated (1994-2015)

■  CRH public limited company (2015-2016)

■  Veresen Inc. (2008-2017)

TIMOTHY H. POWERS
Age: 72 Director since: February 2015 Former Chairman, President & CEO of Hubbell Incorporated

CAREER:

Timothy H. Powers was the Chairman, President & Chief Executive Officer of Hubbell Incorporated from 2004 to 2013. He was appointed to the position of Chairman after having served as the President and Chief Executive Officer of Hubbell from 2001 to 2004 and as the Senior Vice President and Chief Financial Officer from 1998 to 2001. Mr. Powers also served as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and as Vice President and Corporate Controller for BBC Brown Boveri, Inc. Mr. Powers served as a director of the public company WestRock Company (formerly MeadWestvaco Corporation) from 2006 until January 2021. In addition, Mr. Powers served as a director of the National Electric Manufacturers Association and as a trustee for Manufacturers Alliance for Productivity and Innovation until 2013.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Powers for director of the Company, the Board considered his significant experience as a Chief Executive Officer and finance officer in global manufacturing and engineering companies. The Board also considered his experience in the areas of management, strategic planning, and mergers and acquisitions in the manufacturing industry.

BOARD COMMITTEES:

■  Audit Committee (Chair)

■  Nominating and Governance Committee

FORMER PUBLIC COMPANY BOARDS:

■  WestRock Company (2006-2021)

■  Hubbell Incorporated (2004-2014)

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LUCA SAVI
Age: 55 Director since: January 2019 CEO & President of ITT Inc.

CAREER:

Luca Savi was appointed Chief Executive Officer, President and a director of the Company in January 2019. He previously served as President and Chief Operating Officer of the Company since August 2018 and as Executive Vice President and Chief Operating Officer since January 2017. Prior to that, he served as Executive Vice President and President, Motion Technologies since February 2016 and as Senior Vice President and President, Motion Technologies since November 2011. Prior to joining the Company, Mr. Savi served as Chief Operating Officer, Comau Body Welding at Comau, a subsidiary of the Fiat Group responsible for producing and serving advanced manufacturing systems, from 2009 to 2011 and as Chief Executive Officer, Comau North America from 2007 to 2009. Mr. Savi previously held leadership roles at Honeywell International, and Royal Dutch Shell and technical roles at Ferruzzi-Montedison Group.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Savi for director of the Company, the Board considered Mr. Savi’s significant experience in many of the Company’s most important end markets. The Board also considered his extensive operational, strategy and growth and innovation experience with industrial companies and, in particular, his knowledge of the Company’s business and operations having served as the President of the Company’s largest business unit and as its Chief Operating Officer since January 2017.

CHERYL L. SHAVERS
Age: 67 Director since: October 2018 Chairman & CEO of Global Smarts, Inc.

CAREER:

Dr. Cheryl L. Shavers has served as the Chairman & Chief Executive Officer of Global Smarts, Inc., an advisory services and strategy firm that specializes in integration of capital, technology and information across national borders, since February 2001. From 1999 to 2001, Dr. Shavers served as the Undersecretary of Commerce for Technology at the U.S. Department of Commerce, where she oversaw the Office of Technology Policy and the Technology Administration, the focal point for partnerships between the U.S. government and the private sector pertaining to commercial and industrial innovation, productivity and economic growth. She also served as Undersecretary Designate from April 1999 to November 1999. Dr. Shavers has also served as a director of the Knowles Corporation since 2007.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Dr. Shavers for director of the Company, the Board considered her extensive experience as a highly regarded and sought after technical and business expert and her extensive experience with technology development, innovation and management of growth opportunities.

BOARD COMMITTEES:

■  Nominating and Governance Committee

■  Compensation and Human Capital Committee

OTHER PUBLIC COMPANY BOARDS:

■  Knowles Corporation

FORMER PUBLIC COMPANY BOARDS:

■  Rockwell Collins Corporation (2001-2018)

■  Mentor Graphics Inc. (2016-2017)

■  Advanced Materials Technology Inc. (2008-2014)

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SABRINA SOUSSAN
Age: 51 Director since: October 2018 CEO of dormakaba Holding AG

CAREER:

Sabrina Soussan assumed the role of Chief Executive Officer of dormakaba Holding AG effective April 1, 2021. Ms. Soussan previously served as the Chief Executive Officer of Siemens Mobility from October 2017 to July 2020. Before that she served as the Chief Executive Officer of Siemens AG’s High-Speed, Commuter Trains, Locomotive, Metro and Light Rail business unit from October 2015 to September 2017. Ms. Soussan has held several other leadership positions in various other divisions of Siemens, including the Vice President of Sustainability and Energy Management of the Siemens Switzerland Ltd. Building Technologies Division, the head of strategy, marketing and global account management for the Building Automation unit and the Head of Powertrain business for Renault Nissan (in Europe and Japan) for Siemens Automotive division. Ms. Soussan held various other positions at Siemens since she joined in 1997. Prior to Siemens, she was an Engine Research & Development Engineer for Renault. Ms. Soussan also has served as a director of Schaeffler AG since 2019.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Ms. Soussan for director of the Company, the Board considered her extensive business and technical experience in the automotive, building technology, rail systems and aeronautics markets, as well as her leadership experience in a multinational organization.

BOARD COMMITTEES:

■  Audit Committee

■  Nominating and Governance Committee

OTHER PUBLIC COMPANY BOARDS:

■  Schaeffler AG

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE 11 NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF THE 11 NOMINEES LISTED ABOVE AS DIRECTORS.

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RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROXY ITEM NO. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and considers whether the independent registered public accounting firm should be rotated and the potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2021. Deloitte has served as the Company’s independent registered public accounting firm since 2002. In accordance with SEC rules and Deloitte policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full committee and with management.

The Audit Committee and Board of Directors believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2021. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. In addition, even if shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Deloitte is a registered public accounting firm regulated by the Public Company Accounting Oversight Board (the “PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2020. The Audit Committee discussed with the independent registered public accounting firm all communications required by auditing standards of the PCAOB. In addition, the committee discussed with the registered public accounting firm its independence from the Company and its management, the scope of Deloitte’s audit, the Company’s critical accounting estimates, significant accounting policies and the critical audit matters addressed during the audit. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit, including the following performance factors:

■	independence
■	experience
■	technical capabilities
■	client service assessment
■	responsiveness
■	financial strength
■	industry insight
■	leadership
■	non-audit services
■	management structure
■	peer review program
■	commitment to quality report
■	appropriateness of fees charged
■	compliance and ethics program

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process.

The Audit Committee discussed the engagement letter, as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB. Representatives of Deloitte will be present at the Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 represent fees billed by Deloitte and its foreign affiliates.

Fiscal Year Ended (in thousands)	2020	2019
Audit Fees(1)	$4,068	$4,454
Audit-Related Fees(2)	91	105
Tax Fees:(3)
Tax Compliance Services	94	408
Tax Planning Services	275	831
Total Tax Services (sum of Tax Fees)	369	1,238
All Other Fees	—	35
TOTAL	$4,528	$5,832

(1)	Fees for audit services billed in 2020 and 2019 consisted of:
•	audit of the Company’s annual financial statements and internal control over financial reporting;
•	reviews of the Company’s quarterly financial statements;
•	statutory and regulatory audits, consents and other services related to SEC matters; and
•	financial accounting and reporting consultations.
(2)	Fees for audit-related services billed in 2020 and 2019 consisted of miscellaneous attest services.
(3)	Fees for tax services billed in 2020 and 2019 consisted of tax compliance and tax planning and advice:
•	tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute and obtain government approval for amounts to be included in tax filings consisting primarily of:
-	federal, foreign, state and local income tax return assistance;
-	Internal Revenue Code and foreign tax code technical consultations; and
-	transfer pricing analyses.
•	tax planning services are services and advice rendered with respect to proposed transactions or services to analyze an anticipated tax result. Such services consisted primarily of tax advice related to intra-group restructuring.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has a policy on pre-approval of permitted non-audit services provided by Deloitte. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. The policy is reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing services, which Deloitte may provide without further Audit

Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;
2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;
3.	Tax compliance and certain tax planning and advice work; and
4.	Accounting consultations and support related to GAAP.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

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If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services that have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte during regularly scheduled meetings and at other times as necessary.

The Company has policies and procedures in place prohibiting, in some cases, employment of former Deloitte employees who were members of the audit engagement team.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF DELOITTE.

AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

■	determination of qualifications and independence of Deloitte, the Company’s independent registered public accounting firm;
■	appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;
■	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;
■	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;
■	review of the Company’s policies with respect to risk assessment, risk management and the Company’s major financial risk exposures;
■	monitoring all elements of the Company’s internal control over financial reporting; and
■	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed the results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company, and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee by following the procedures set forth in this Proxy Statement under the heading “Communication with the Board of Directors.”

AUDIT COMMITTEE CHARTER

The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

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REGULAR REVIEW OF FINANCIAL STATEMENTS

During 2020, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

COMMUNICATIONS WITH DELOITTE

The Audit Committee has reviewed and discussed with management and Deloitte the matters required to be discussed under the standards of the PCAOB. These discussions included Deloitte’s responsibilities under generally accepted auditing standards in the United States, the scope of Deloitte’s audit, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates, new accounting guidance and any critical matters addressed during the audit. The Audit Committee met privately with Deloitte eight times during 2020.

INDEPENDENCE OF DELOITTE

Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K

In performing its oversight function with regard to the 2020 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s 2020 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.

■ Geraud Darnis	■ Donald DeFosset, Jr.	■ Nicholas C. Fanandakis
■ Mario Longhi	■ Timothy H. Powers (Chair)	■ Sabrina Soussan

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROXY ITEM NO. 3)

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers as defined by the SEC in Item 402 of Regulation S-K as disclosed later in this Proxy Statement in the Compensation Discussion and Analysis. The following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of ITT Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of the Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in this Proxy Statement in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Company’s Compensation and Human Capital Committee bases its executive compensation decisions on the following:

■	alignment of executive and shareholder interests by providing incentives linked to the performance of certain financial metrics;
■	the ability for executives to achieve long-term shareholder value creation without undue business risk;
■	creating a clear link between an executive’s individual contribution and performance and his or her compensation;
■	the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and
■	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This vote is advisory in nature and non-binding; however, the Board will review and consider the shareholder vote when determining executive compensation. The current frequency of non-binding advisory votes on executive compensation is an annual vote, and we anticipate that the next vote will be at next year’s annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS MANAGEMENT PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS ENVIRONMENT AND FINANCIAL RESULTS

During 2020, we experienced significant challenges to our end markets due to the COVID-19 pandemic. Despite the significant decline in sales and operating income, we achieved record cash flow through a focus on cost containment and continued operational excellence by ITT employees. The following are highlights from our reported fiscal 2020 performance (all financial comparisons are versus 2019):

Revenue	Segment Operating Margin	EPS	Operating Cash Flow
$2.48B (13%)	12.9% (230 bps)	$0.78 (79%)	$436M 22%

Organic Revenue	Adjusted Segment Operating Margin	Adjusted EPS	Free Cash Flow
$2.46B (14%)	15.2% (80 bps)	$3.20 (16%)	$372M 40%

See the section titled “Key Performance Indicators and Non-GAAP Financial Measures” in our 2020 Annual Report on Form 10-K filed with the SEC for the reasons why we use non-GAAP financial measures and for reconciliations to the comparable GAAP financial measures.

EXECUTIVE COMPENSATION ACTIONS RELATED TO THE COVID-19 PANDEMIC

ITT’s Board of Directors and Management took quick and decisive action to address the uncertainty created by the COVID-19 pandemic and approved temporary changes to some compensation programs. The objective of these changes was to preserve cash and liquidity during a time of great uncertainty regarding the severity and length of the pandemic’s impact on our business conditions.

■	The annual salary of the CEO was reduced by 20% effective from April 1, 2020 through December 31, 2020 and then reinstated effective January 1, 2021.
■	The annual salary rates of the other named executive officers were reduced by 20% effective from April 1, 2020 through September 30, 2020 and then reinstated effective October 1, 2020.

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■	The annual salary rates of approximately 100 other ITT executives were reduced by 15% effective from May 1, 2020 through September 30, 2020 and then reinstated effective October 1, 2020.
■	ITT’s automatic and matching contributions to the 401(k) accounts of U.S. employees were suspended from May 1 through December 31, 2020, with the exception of employees represented by a union. Employees impacted by this suspension received a discretionary 401(k) contribution from ITT in February 2021 that will approximately replace ITT’s suspended contributions during the 4th quarter of 2020.

OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis describes the compensation of the following NEOs:

Name	Title	ITT Career
Luca Savi	CEO and President	Joined ITT in 2011 as President of Motion Technologies and was appointed CEO in January 2019
Emmanuel Caprais	SVP and CFO	Joined ITT in 2012 as CFO of Motion Technologies and was appointed ITT CFO in October 2020
Mary Beth Gustafsson	SVP, General Counsel and Corporate Secretary	Joined ITT in 2014 as SVP and General Counsel
Ryan Flynn	SVP and President, Connect & Control Technologies (“CCT”)	Joined ITT in 2016 as General Manager of the Motion Technologies business in China. Mr. Flynn was appointed SVP and President Asia-Pacific Region in January 2019 and then appointed SVP and President CCT in October 2020. Mr. Flynn relocated from China to the U.S. in December 2020.
George Hanna	Former SVP and President, Industrial Process (“IP”)	Joined ITT in 2011 as Vice President of Asia Pacific for IP and appointed SVP and President IP in March 2019. Mr. Hanna stepped down as SVP and President, IP on April 2, 2021 and will serve as an advisor to the Company until his separation from ITT on July 1, 2021.
Thomas M. Scalera	Former EVP and CFO	Joined ITT in 2006 and was appointed ITT CFO in 2011. As previously described on form 8-K filed June 30, 2020, Mr. Scalera stepped down as CFO in October 2020 and served as advisor to the Company until his separation from ITT in January 2021.

Mr. Hanna’s separation is not the result of any disagreement between Mr. Hanna and the Company with respect to any matter relating to the Company’s operations, policies or practices. His separation will be treated as a termination not for cause under the terms of the Company’s executive compensation plans.

OUR SAY ON PAY AND ENGAGEMENT WITH SHAREHOLDERS

Our annual advisory vote on executive compensation (“Say on Pay”) received 97% support last year, and has received an average of 92% support over the last five years.

Our investor engagement effort, as described under “Corporate Governance and Related Matters - Shareholder Engagement,” reached the highest percentage of shares owned by our investors since we adopted the current approach of shareholder engagement in 2017. In 2020 we increased the number of shareholders and percentage of shares covered by contacting shareholders representing 69% of ITT’s outstanding shares and engaging in conversations with shareholders representing over 47% of our outstanding shares. During our discussions we heard the following general themes:

■	investors understood and supported the compensation actions taken in light of the negative impact of the COVID-19 pandemic on our end markets;
■	investors appreciated the implementation of leadership succession planning and our strong internal pipeline through the transition of Board Chair, CEO, CFO and Value Center Presidents over the past two years; and
■	investors were encouraged by the disclosure of our Sustainability Reports and our continued effort in this area, while also suggesting that we consider additional metrics and goals in the future.

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OUR COMMITMENT TO PAY FOR PERFORMANCE ALIGNMENT

We have designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our stock. The majority of pay for our CEO and other NEOs is “at risk” and is impacted by our financial results and stock price performance.

THE IMPACT OF BUSINESS RESULTS ON OUR 2020 INCENTIVE PLANS

The COVID-19 pandemic had a significant negative impact on many of our end markets including auto, aerospace and oil and gas. Our 2020 AIP includes metrics and weightings that encourage both growth (20% Adjusted EPS and 20% Organic Revenue) and operational excellence (20% Adjusted Free Cash Flow and 20% Adjusted Operating Margin), in addition to a 20% component that rewards executive officers for individual and team performance. 2020 was the final performance year of our 2018 PSU award, which had a payout determined by our return on invested capital (“ROIC”), and is intended to encourage efficient and disciplined use of capital, and relative total shareholder return (“TSR”), which is intended to directly align executive pay with shareholder return relative to our peer companies. More information on how ROIC and relative TSR are calculated can be found in “2020 Long-Term Incentive Compensation -- Performance Stock Units.”

■	Despite the challenging business conditions that resulted from the pandemic, ITT generated record adjusted free cash flow and achieved adjusted operating margin that was close to the target that was approved in February 2020, before the scale of the financial impact of the pandemic was known. These results drove an AIP payout that was less than target, but was an exceptional result considering the downturn in some of our key end markets. Our CEO, Mr. Savi, received an AIP payout that was 86% of target, and the average payout to our other NEOs was 77%.
■	The payout of the 2018 PSU awards was above target due to our strong relative TSR and ROIC results over the past three years. All of our NEOs received a 2018 PSU award, which paid out at 159% of target.

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CEO PAY DECISIONS

In the first quarter of each year, the Compensation and Human Capital Committee meets to determine CEO pay decisions for base salary, AIP and LTI award grants inclusive of both prior year performance and appropriate positioning versus the Representative Peer Group described on page 43. The following table displays the decisions made with respect to CEO compensation.

Pay Component	2020 Target Pay	2021 Target Pay	Drivers for Pay Decisions
Base Salary	$1,000,000	$1,000,000

In February 2020, the Committee considered the performance of ITT and the performance of Mr. Savi during 2019 and increased Mr. Savi’s 2020 base salary from $900,000 to $1,000,000 to be more competitive.

On March 29, 2020, in response to the COVID-19 pandemic and the resulting economic uncertainty, the Committee approved a reduction of base salaries of our NEOs, including the CEO, by 20% effective on April 1, 2020. As a result, Mr. Savi’s salary was reduced to $800,000 from April 1 until December 31, 2020. Mr. Savi’s base salary of $1,000,000 was reinstated effective January 1, 2021 and no retroactive payments were made. Mr. Savi’s earned salary in 2020 was approximately $832,000.

In February 2021, the Committee determined that Mr. Savi’s base salary was competitive and did not increase his salary for 2021.

Annual Incentive Plan Target	$1,100,000	$1,150,000

In February 2020, the Committee approved an increase to Mr. Savi’s AIP Target from 100% to 110% of base salary for 2020 to increase alignment of pay and performance and to better align with peer company benchmarking. This target represented 110% of base salary before the reduction due to the COVID-19 pandemic referenced above.

Mr. Savi received a bonus payout of $946,000 for 2020 performance, which was 86% of target. As described below, 80% of the AIP payout for NEOs is tied directly to ITT’s financial results. The Committee chose to award Mr. Savi at 30% for the 20% individual component of the AIP for the following accomplishments:

■  provided exceptional leadership throughout the COVID-19 pandemic and successfully prioritized the health of ITT’s employees, business and financials;

■  drove operational excellence that resulted in financial stability and record cash flow during a historic downturn; and

■  ensured a laser focus on customers needs and key commercial strategies to gain share in key markets. In February 2021, the Committee approved an increase to Mr. Savi’s AIP target from 110% to 115% of salary for 2021 to further increase alignment of pay and performance.

Long-Term Incentives (LTI)(1)	$3,800,000	$4,200,000	The Committee considered Mr. Savi’s performance and peer company benchmarking and increased the 2021 LTI award to $4,200,000. LTI ties the actual amount that Mr. Savi will receive in pay to ITT’s financial performance and stock price, and encourages retention.
TOTAL TARGET COMPENSATION	$5,900,000	$6,350,000

(1)	The 2020 LTI value for Mr. Savi differs from what is displayed in the Summary Compensation Table (“SCT”) and Grants of Plan-Based Awards in 2020 table, each of which present the grant date fair value of the LTI awards as calculated under GAAP. Mr. Savi’s 2021 LTI award was granted in March 2021 and is not included in the SCT and the Grants of Plan-Based Awards table.

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GOVERNANCE AND COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve our business objectives, and maximize their long-term contributions to our success. We include compensation elements that are designed to align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We determine total annual compensation by reviewing the median of the competitive market, then position compensation at, above or below the median based on experience, performance, critical skills and the general talent market for each senior executive.

BEST PRACTICES THAT SUPPORT OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation and Human Capital Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

The Compensation and Human Capital Committee has incorporated the following best practices into our programs:

WHAT WE DO	WHAT WE DON’T DO
Emphasize Long-Term Compensation to Ensure Alignment of Pay With Long-Term Performance	No Hedging or Pledging of Company Stock
Significant Majority of Pay is Performance-Based and Not Guaranteed	No Accelerated Vesting of Equity Awards or Severance Benefits Solely Upon a Change in Control
Stock Ownership Requirements Require Meaningful Holdings	No Tax Gross-Ups (unless related to international assignment or relocation)
Double-Trigger Change in Control Vesting of Equity Awards	No Golden Parachutes
Clawback Policy That Applies to Our Annual Incentive Plan and Equity Awards	No Repricing of Stock Options
Proactive Engagement with Shareholders	No Supplemental Defined Benefit Pension for Executives
Engage an Independent Compensation Consultant	No Excessive Perquisites or Personal Benefits

KEY PARTICIPANTS IN THE COMPENSATION PROCESS

ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

The Compensation and Human Capital Committee reviews and approves the compensation elements and the compensation targets for each of our executive officers, including the NEOs. The Compensation and Human Capital Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company’s long-term incentive plan, and approves the benefits and perquisites offered to executive officers. Further, the Compensation and Human Capital Committee evaluates the Company’s compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants. Pursuant to its charter, the Compensation and Human Capital Committee may delegate authority to act upon specific matters to a subcommittee.

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ROLE OF MANAGEMENT

During 2020, our CEO and Chief Human Resources Officer made recommendations to the Compensation and Human Capital Committee regarding executive compensation actions and incentive awards. The Chief Human Resources Officer serves as the liaison between the Compensation and Human Capital Committee and Pay Governance, providing internal data on an as-needed basis so that Pay Governance can produce comparative analyses for the Compensation and Human Capital Committee. In 2020, the Company’s human resources, finance and legal departments supported the work of the Compensation and Human Capital Committee by providing information, answering questions and responding to various requests of committee members.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

In 2020, the Compensation and Human Capital Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this Proxy Statement under the heading “Corporate Governance and Related Matters—Compensation and Human Capital Committee.”

Pay Governance attended the four regularly scheduled meetings of the Compensation and Human Capital Committee in 2020 and provided the Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, they provided services that related solely to work performed for, and at the direction of, the Compensation and Human Capital Committee, including analysis of material prepared by management for the Committee’s review. Pay Governance also provides advice related to compensation for directors to the Nominating and Governance Committee.”

The Compensation and Human Capital Committee selected Pay Governance to serve as its independent compensation consultant only after assessing the firm’s independence. As part of its independence review, the Compensation and Human Capital Committee reviewed the Company’s relationship with Pay Governance and determined that no conflicts of interest existed. The Compensation and Human Capital Committee has the sole authority to retain and terminate consultants, including Pay Governance, with respect to compensation matters.

EXTERNAL BENCHMARKING

In 2020, as in past years, the Compensation and Human Capital Committee considered competitive market compensation data, in addition to other factors, in determining policies and programs that address executive compensation, benefits and perquisites.

For 2020 pay decisions for the CEO and CFO, the Committee reviewed a peer group of 16 companies comparable to ITT in terms of revenue, market capitalization and industry in order to better evaluate executive compensation market practices (the “Representative Peer Group”). When making pay decisions the Committee also considers other factors such as individual experience and performance, the need for critical skills and the general talent market for each senior executive. The Committee annually reviews and evaluates this Representative Peer Group to ensure that it remains appropriate.

2020 Representative Peer Group
■ Enerpac Tool Group (EPAC)	■ Curtiss-Wright (CW)	■ Nordson Corporation (NDSN)
■ AMETEK, Inc. (AME)	■ EnPro Industries (NPO)	■ Sensata (ST)
■ Barnes Group, Inc. (B)	■ Flowserve Corporation (FLS)	■ SPX Flow Inc. (FLOW)
■ Carlisle Companies Inc. (CSL)	■ Harsco Corporation (HSC)	■ Woodward, Inc. (WWD)
■ Colfax Corporation (CFX)	■ Hubbell Incorporated (HUBB)
■ Crane Co. (CR)	■ IDEX Corporation (IEX)

During 2020, the Committee approved a change to the 2021 Representative Peer Group that included replacing Enerpac Tool Group with Ingersoll Rand. Enerpac Tool Group conducted a divestiture in 2019, which reduced annual revenue to below $1B. Ingersoll Rand is a more appropriate peer company for ITT considering revenue and market capitalization. The 2021 Representative Peer Group will be used for compensation decisions that are made in 2021.

The Compensation and Human Capital Committee’s review of external market data also included analysis of compensation benchmark data from Willis Towers Watson and other compensation survey information provided by Pay Governance. This data provides a broader view of executive compensation benchmarking for jobs that are not reported in the Proxy Statement. In particular, the Committee’s analysis used a benchmark group from a Willis Towers Watson survey consisting of 88 companies from the Industrials, Materials and Energy sectors with annual revenue between approximately $1.25 billion and $5 billion (see Appendix A).

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ELEMENTS OF COMPENSATION

NEO COMPENSATION ELEMENTS AT A GLANCE

The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation and Human Capital Committee during the first quarter of every year. NEO direct compensation for 2020 consisted of a base salary, an AIP award and LTI award, each of which is detailed below.

2020 Compensation Element	Form	Metrics & Weightings	Rationale for Providing
Base Salary	Cash	Not Applicable	Base salary is a competitive fixed pay element tied to role, experience, performance, and criticality of skills.
Annual Incentive Plan Award	Cash	■ Adjusted EPS (20%) ■ Adjusted Operating Margin (20%) ■ Adjusted Free Cash Flow (20%) ■ Organic Revenue (20%) ■ Individual and Team Goals (20%)	The AIP is designed to reward achievement of the Company, business unit (where applicable) and individual performance objectives. The AIP is structured to emphasize overall performance and collaboration among the business units. It uses metrics that are fundamental short-term drivers of shareholder value. Each NEO also has 20% of his or her AIP tied to the achievement of individual and team goals. AIP may pay out from 0% to 200% of target.
Long-Term Incentive Awards	Stock	PSU Awards: ■ Relative TSR (50%) ■ ROIC (50%)

The LTI plan is designed to reward performance that drives long-term shareholder value through the use of three-year cliff vesting:

■  PSUs (60% of LTI mix) provide rewards linked to stock price performance (due to denomination as ITT share units) and can go up or down based on two key measures, equally weighted, and aligned with long-term growth. PSUs may pay out from 0% to 200% of target.

■  RSUs (40% of LTI mix) link compensation to absolute stock price performance and strengthen retention value.

The grant date of PSUs and RSUs is determined on the date on which the Compensation and Human Capital Committee approves these awards, which is typically in March.

The Company also provides benefits and limited perquisites to its NEOs that it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion under the heading “Benefits and Perquisites.”

2020 BASE SALARY INCREASES

The Compensation and Human Capital Committee reviewed the compensation level of each NEO compared to the Representative Peer Group and/or the external survey data. Based on the Committee’s targeted pay positioning and evaluation of each NEO’s performance, the Committee awarded base salary merit increases effective in March 2020 to each NEO, including the CEO.

	2019 Annual Base Salary	2020 Annual Base Salary(1)	Percent Increase
Luca Savi	$900,000	$1,000,000	11.1%
Emmanuel Caprais(2)	355,000	450,000	26.8%
Mary Beth Gustafsson	482,000	500,000	3.7%
Ryan F. Flynn(3)	391,304	425,000	8.7%
George Hanna	370,000	400,000	8.1%
Thomas M. Scalera	540,000	560,000	3.7%

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(1)	The annual salary of all executive officers, including the CEO, were reduced by 20% effective on April 1, 2020. The normal salary of each executive officer was reinstated effective October 1, 2020, except for the CEO salary which was reinstated effective January 1, 2021. The 2020 Annual Base Salary column reflects the normal salary rate, after the 20% reduction was lifted.
(2)	Mr. Caprais received a salary increase from $355,000 to $370,000 in March 2020 during his role as Vice President, Finance. He received additional responsibilities in May 2020 and received a salary increase from $370,000 to $400,000 at that time. He then received a salary increase from $400,000 to $450,000 in October 2020 when he was promoted to Senior Vice President and Chief Financial Officer.
(3)	Mr. Flynn’s salary was converted from Chinese Renminbi to U.S. Dollars using an exchange rate of 0.15. Mr Flynn received a salary increase from ¥2,700,000 ($391,304) to ¥2,800,000 ($405,800) as Senior Vice President and President, APAC, Mr. Flynn then received a salary increase from ¥2,800,000 to ¥2,935,000 ($425,000) in October 2020 when he was named Senior Vice President and President, CCT.

2020 ANNUAL INCENTIVE PLAN

For 2020, AIP payouts averaged 78% of target for all of the NEOs, reflecting the negative impact of the COVID-19 pandemic on our end markets and our financial results. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation and Human Capital Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities, and individual performance.

The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives and set aggressive goals for all financial metrics. The Company must achieve a certain threshold for each of the four financial performance metrics discussed below in order for each performance component to be considered in the calculation of the AIP payout. Performance below the threshold performance level results in a zero payout for that particular performance component.

The formula to determine each NEO’s AIP total potential payment is as follows:

2020 AIP Potential Payout =
(Base Salary Rate) x (Target Award Percentage) x (AIP Performance Factor)

AIP award payouts are capped at 200% of an individual’s annual cash bonus target.

2020 AIP AWARDS PAID IN 2021

The 2020 AIP awards paid in March 2021 are as follows:

Named Executive Officer	2020 Target AIP Awards as Percentage of Base Salary	2020 AIP Target Amounts	2020 AIP Awards (Paid in 2021)	2020 AIP Awards as Percentage of Target (Paid in 2021)
Luca Savi	110%	$1,100,000	$946,000	86%
Emmanuel Caprais(1)	70%	260,000	231,530	89%
Mary Beth Gustafsson	75%	375,000	285,000	76%
Ryan F. Flynn(2)	75%	293,000	161,105	55%
George Hanna	75%	300,000	264,000	88%
Thomas M. Scalera(3)	75%	420,000	319,200	76%

(1)	The 2020 AIP Award paid to Mr. Caprais was prorated based on the salary and bonus target for the 3 months (October - December) in the role of SVP and CFO and the salary and bonus target for the 9 months (January - September) of his previous role as VP, Financial Analysis & Planning and Investor Relations.
(2)	The 2020 AIP Award paid to Mr. Flynn was prorated based on the salary and bonus target for the 3 months (October - December) in the role of SVP and President of CCT and the salary and bonus target for the 9 months (January - September) of his previous role as SVP and President, APAC.
(3)	Mr. Scalera is the former Executive Vice President and Chief Financial Officer and eligible for a full-year 2020 bonus.

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2020 AIP PERFORMANCE METRICS AND WEIGHTINGS

Based on the Company’s 2020 business objectives, the Compensation and Human Capital Committee identified four financial performance metrics and an individual component, for the 2020 performance year, which together comprise the AIP Performance Factor.

Metric	Weighting	Reason for Selection	Details
Adjusted Earnings Per Share or Adjusted EPS	20%	Important measure of the value provided to shareholders	Adjusted EPS is defined as income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items on an after-tax basis. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred.
Adjusted Free Cash Flow and Adjusted Segment Free Cash Flow	20%	Important measure of how the Company converts its net earnings into deployable cash	Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, other significant items that impact current results which management views as unrelated to the Company’s ongoing operations and performance. Adjusted Free Cash Flow in this Proxy Statement, unlike in our Annual Reports on 10-Ks and Quarterly Reports on 10-Qs, does include net asbestos cash flows. Adjusted Segment Free Cash Flow is defined as segment level net cash provided by operating activities less capital expenditures, adjusted for special items and the impact of foreign currency fluctuations.
Adjusted Operating Margin and Adjusted Segment Operating Margin	20%	Emphasizes the importance of maintaining healthy margins	Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as the ratio of Adjusted Operating Income or Adjusted Segment Operating Income, over Organic Revenue, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company’s ongoing operations and performance.
Organic Revenue and Organic Segment Revenue	20%	Reflects the Company’s emphasis on growth	Organic Revenue is defined as revenue, excluding the estimated impact of foreign currency fluctuations, acquisitions, and divestitures. Adjusted Segment Revenue is defined as segment level revenue excluding the estimated impact of foreign currency fluctuations, acquisitions, and divestitures. In both cases, divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation.
Individual Component	20%	Provides focus on supporting enterprise initiatives that will create growth and increase shareholder value

Each NEO establishes several personal or team goals related to Company initiatives or segment-specific initiatives that are aligned with the strategy of the business and the goals of the CEO. For 2020, the areas established at the start of the performance period were:

■  Financial: Deliver on our financial commitments.

■  Culture and Talent: Focus on our people and their work environment by continuing our culture journey through engaging and energizing employees around our strategy, purpose and principles, and increasing the skills of our leaders.

■  Execution: Differentiate ourselves through safety, effectiveness and efficiency; ensure each part of the organization or segment is optimized and delivering on our commitments to our customers.

■  Growth and Innovation: Advance technology and customer relationships to create new opportunities and growth.

■  Capital Deployment: Drive actions to optimize the portfolio through mergers and acquisitions and organic investments.

As permitted by the ITT Annual Incentive Plan for Executive Officers, the Compensation and Human Capital Committee may exclude the impact of acquisitions, divestitures and other special items in computing AIP awards. Special items represent significant charges or credits that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. Special items may include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain acquisition-related expenses, income tax settlements or adjustments, and unusual and infrequent items. The four financial performance metrics applicable to each NEO are therefore non-GAAP financial measures and should not be considered a substitute for measures determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies or those that we use in our Form 10-K or other external financial presentations.

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2020 AIP PERFORMANCE TARGETS AND RESULTS

The Adjusted EPS, Adjusted Free Cash Flow, Adjusted Operating Margin and Organic Revenue targets were based on the Company’s 2020 operating budget. These targets were set in February 2020, before the scope of the COVID-19 pandemic was known. The Compensation and Human Capital Committee reviewed the operating budget with management to ensure that the targets were appropriate and determined that the achievement of the combination of financial goals would be challenging and reflect strong performance. These goals were not adjusted after approval in February 2020. In addition to these metrics, ITT Corporate and each of the Segments have working capital financial targets that if not achieved will result in up to a 5 point reduction of the final AIP financial score. The table below sets forth the target and actual results for each 2020 AIP financial performance metric at the corporate level.

CORPORATE FINANCIAL PERFORMANCE TARGETS

The financial targets for Mr. Savi, Mr. Caprais, Ms. Gustafsson and Mr. Scalera reflect ITT Corporate targets.

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2020 Results	2020 Achievement
Adjusted Earnings Per Share	$3.48	$3.87	$4.26	$3.20	0%
Adjusted Free Cash Flow	$246.6M	$290.2M	$348.2M	$379.8M	200%
Adjusted Operating Margin	14.0%	15.5%	17.8%	14.8%	78.5%
Organic Revenue	$2,535M	$2,817M	$3,098M	$2,470M	0%

SEGMENT FINANCIAL PERFORMANCE TARGETS

The financial targets for Mr. Flynn and Mr. Hanna reflect their business segments, in addition to the ITT Corporate Adjusted Earnings Per Share target. The business segments receive an additional benefit to their financial score and bonus payout pool when ITT exceeds financial targets, which did not occur in 2020.

Mr. Flynn held the role of Senior Vice President and President of the Asia Pacific Region from January 2019 until October 2020. In October 2020 he was appointed Senior Vice President and President of the CCT business segment. Mr. Flynn’s 2020 bonus payout is prorated based on the months he managed each business segment. The 2020 financial results of CCT were below threshold. The Compensation and Human Capital Committee assessed the overall performance of CCT, including the resiliency of employees in adapting to the COVID-19 pandemic conditions while continuing to serve customers needs and assessed an AIP score of 40%. The CCT AIP score was applied for Mr. Flynn and approximately 260 other employees eligible for a bonus based on CCT results. The 2020 financial targets and results of the Asia Pacific Region were as follows:

Metric	Threshold (50%)		Target (100%)		Maximum (200%)		2020 Results		2020 Achievement
Adjusted Region Free Cash Flow	$69.6	M	$81.9	M	$98.3	M	$74.6		70.1%
Adjusted Region Operating Margin	17.1%		19.0%		21.8%		20.1%		137.9%
Organic Region Revenue	$374	M	$416	M	$457	M	$353	M	0%

Financial Targets and results of the IP business segment, which apply to Mr. Hanna, were as follows:

Metric	Threshold (50%)		Target (100%)		Maximum (200%)		2020 Results		2020 Achievement
Adjusted Segment Free Cash Flow	$103.7	M	$122.0	M	$146.3	M	$200.2	M	200%
Adjusted Segment Operating Margin	13.1%		14.6%		16.7%		14.2%		88.1%
Organic Segment Revenue	$863	M	$959	M	$1,055	M	$851	M	0%

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AIP INDIVIDUAL COMPONENT CONSIDERATIONS

Each NEO has 20% of their AIP bonus target based on the individual component, which rewards achievement of their individual and team goals. The Compensation and Human Capital Committee considered the following achievements when determining the individual component payout of each NEO. The considerations for the CEO were described previously in the “Executive Summary.”

■	Emmanuel Caprais, Senior Vice President and Chief Financial Officer:

•	Delivered strong financial results during a historic market downturn
•	Increased liquidity and delivered record cash flow to stabilize outlook in an uncertain environment
•	Strengthened the capability and diversity of the finance function through hires and the development of internal talent

■	Mary Beth Gustafsson, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer:

•	Managed execution of strategic legal matters that provide a significant financial benefit to ITT
•	Deeply involved in strategic M&A decision-making
•	Continued focus on legal cost containment in challenging environment

■	Ryan F. Flynn, Senior Vice President and President, CCT:

•	Successfully managed COVID-19 pandemic crisis across APAC region and developed safety protocols shared across ITT globally
•	Led APAC team to deliver strong financial performance despite market downturn
•	Transitioned from leading the APAC region to leading the global CCT business quickly and effectively

■	George Hanna, Former Senior Vice President and President, IP:

•	Delivered strong cash flow and operating income despite market downturn
•	Successfully led the continued turnaround of the IP business and drove operational improvements globally
•	Gained share in key markets

■	Thomas M. Scalera, Former Executive Vice President and Chief Financial Officer:

•	Effectively transitioned CFO role to an internally developed successor
•	Increased liquidity and delivered record cash flow to stabilize outlook in an uncertain environment

2020 LONG-TERM INCENTIVE COMPENSATION

In 2020, the Compensation and Human Capital Committee approved two types of grants for the Company’s annual LTI awards with each addressing long-term shareholder value alignment in different ways. The Committee believes that granting a combination of PSUs and RSUs provides alignment with shareholder interests, retention value and a direct connection between pay and the performance of our Company over the long term. The 2020 LTI award grants for our NEOs were allocated as follows:

60% PSUs	+	40% RSUs

The following table shows the target value of the 2020 LTI award grants made to NEOs in March 2020 as part of the Company’s regular annual compensation process. These LTI values were determined, taking into account base pay and annual incentive values, in developing market competitive total compensation levels and an appropriate mix of fixed versus variable and short-term versus long-term incentives. These values also considered each NEO’s role, potential long-term contribution, performance, experience and skills.

Named Executive Officer	PSUs (Target Award)	RSUs	Total(1)
Luca Savi	$2,280,000	$1,520,000	$3,800,000
Emmanuel Caprais(2)	384,000	376,000	760,000
Mary Beth Gustafsson	468,000	312,000	780,000
Ryan F. Flynn	228,000	152,000	380,000
George Hanna	270,000	180,000	450,000
Thomas M. Scalera	600,000	400,000	1,000,000

(1)	The values in this table reflect target amounts approved by the Compensation and Human Capital Committee; the values reported in the SCT and the Grants of Plan-Based Awards tables present the grant date fair value as calculated under GAAP.
(2)	Mr. Caprais was appointed Senior Vice President and Chief Financial Officer in October and received an LTI award with a target value of $400,000 that was granted as 60% PSUs and 40% RSUs. Mr. Caprais also received an LTI award in March with a target value of $360,000 for his previous role of Vice President, Financial Planning and Analysis and Investor Relations that was granted as 60% RSUs and 40% PSUs.

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PERFORMANCE STOCK UNITS

PSUs are settled in shares after a three-year performance vesting period, with performance tied equally to the Company’s three-year TSR performance relative to a group of peer companies and the Company’s ROIC.

Delivery of shares generally requires employment throughout the three-year performance period. PSUs provide alignment with absolute stock performance, relative stock performance, Company performance and potential retention value. For each eligible employee, there may be up to three outstanding PSU award periods at any time. No dividend equivalents are paid on unvested PSUs.

ROIC (50% WEIGHTING)

■	The Compensation and Human Capital Committee approved ROIC as a metric to align executive pay with the Company’s performance in driving efficient and disciplined deployment of capital.
■	ROIC for the 2020 PSUs is a percentage that will be calculated by dividing (A) after-tax income from continuing operations attributable to the Company, adjusted to exclude the after-tax impact from special items, interest income or expense and amortization of expense from intangible assets by (B) average total assets from continuing operations, less asbestos-related assets (including deferred tax assets on asbestos-related matters) and non-interest bearing current liabilities for the five preceding quarterly periods. Special items represent significant charges or credits that impact results, such as unbudgeted acquisitions or divestitures, but may not be related to the Company’s ongoing operations and performance, as disclosed in the Company’s filings with the SEC.

RELATIVE TSR (50% WEIGHTING)

■	Relative TSR was selected by the Committee to ensure executive compensation is aligned with shareholder value creation.
■	The relative TSR peer group includes companies in the S&P 400 Capital Goods index and additional companies from the transportation and industrial pump/flow industries (collectively, the “peer companies”) in order to provide a broad set of companies that align with ITT’s portfolio mix.
■	TSR performance is measured by comparing the average closing stock price for the month of December prior to the start of the three-year performance cycle, to the average closing stock price for the month of December that concludes the three-year performance.
■	Vesting at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the other peer companies.

If Company’s Relative Total Shareholder Return Performance is:	Payout Factor for TSR Component of PSUs*
at the 80th percentile or greater	200%
at the 50th percentile	100%
at the 35th percentile	50%
less than the 35th percentile	0%

*	Payouts for performance between the percentiles shown are interpolated.

PAYOUT ON PSUs GRANTED IN 2018

In 2018, ITT granted PSUs to certain executives, including each of the NEOs. The three-year performance targets were based equally on the Company’s TSR performance relative to the performance of companies in the S&P 400 Capital Goods Index and additional companies from the transportation and industrial pump/flow industries, and the Company’s ROIC performance. The payout of the 2018 PSUs was 159% of target based on the following results:

■	2018-2020 ROIC Results (50% weighting): ITT’s 3-year average ROIC was 11.3%, which was higher than the target of 11.1%. The payout for the ROIC metric was 118% of target.
■	2018-2020 Relative TSR Results (50% weighting): During the three-year performance period, ITT’s TSR was at the 83rd percentile of the peer companies. The payout for the TSR metric was 200% of target.

RESTRICTED STOCK UNITS

RSUs are settled in shares after a three-year vesting period and provide alignment with stock performance and retention value. Grants of RSUs provide NEOs with stock ownership of ITT shares after the restrictions lapse. NEOs receive RSU awards because, in the judgment of the Compensation and Human Capital Committee, and based on management recommendations, these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation and Human Capital Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards, and

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awards contemplated for new employees as part of employment offers. The CEO has the authority to grant RSUs to other employees in certain situations. These grants are reviewed by the Compensation and Human Capital Committee at its next scheduled meeting. RSUs do not grant dividend or voting rights to the holder over the vesting period, however, dividend equivalents are accrued and paid after vesting. In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms.

TRANSITION-RELATED GRANTS

In addition to annual LTI awards, the Compensation and Human Capital Committee may award other grants in the form of PSUs, RSUs or stock options. These grants are used to attract new senior executives to ITT, provide additional retention incentive or reward extraordinary performance. The Compensation and Human Capital Committee did not approve any transition awards for executive officers in 2020.

BENEFITS AND PERQUISITES

All of the NEOs, except for Mr. Flynn who was employed by ITT China Ltd. during 2020, are eligible to participate in the Company’s broad-based U.S. employee benefits program. The program includes the ITT Retirement Savings Plan, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. Prior to the spin-off of our defense and water businesses on October 31, 2011 which established us as a new diversified global, multi-industrial company (the “Spin Transaction”), employees also participated in a defined benefit pension program.

All of the NEOs, except for Mr. Flynn, together with most of the Company’s other salaried employees who work in the United States, participate in the ITT Retirement Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis, on an after-tax basis, or as a Roth contribution. The Company makes a core contribution of 3% or 4% of pay to the plan for all eligible employees and matches 50% of employee contributions, up to 6% of pay. The core contribution is 3% for employees whose age plus years of service is less than 50, and 4% for employees whose age plus years of service is at least 50. In addition, employees who were participating in the ITT Salaried Retirement Plan at the time it was frozen, as described below, and whose age plus years of service was at least 60 at that time, may have been eligible for up to five years of transition employer contributions following the Spin Transaction. The transition employer contributions ended on October 31, 2016.

The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practices. Perquisites available for our U.S.-based NEOs are financial and estate planning reimbursement of up to $15,000 per year. Due to the impact of the COVID-10 pandemic, reimbursements for this perquisite were suspended from May 2020 through December 2020. Mr. Flynn received a company car, which is a common market practice for senior executives based in Shanghai, China.

Amounts reported as perquisites also include reimbursement of certain relocation-related expenses, which are described in detail in the notes to the “All Other Compensation Table” in the section entitled “Compensation Tables.”

OTHER COMPENSATION AND BENEFITS

POST-EMPLOYMENT COMPENSATION

ITT DEFERRED COMPENSATION PLAN

For periods prior to 2020, our NEOs, except Mr. Flynn, were eligible to participate in the ITT Deferred Compensation Plan. This plan provided U.S. executives an opportunity to defer receipt of between 2% and 90% of any AIP awards they earned. The amount of deferred compensation ultimately would also reflect the performance of benchmark investment funds made available under the plan as selected by the executive. Participants in the ITT Deferred Compensation Plan may elect a fund that tracks the performance of ITT’s common stock. Beginning in 2020, executives were no longer be able to defer compensation under the ITT Deferred Compensation Plan, but will still be entitled to receive any compensation deferred prior to 2020 in accordance with the plan.

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ITT SALARIED RETIREMENT PLAN

Until October 31, 2011, most of our salaried employees who worked in the U.S. participated in the ITT Salaried Retirement Plan. Under the plan, participants could elect, on an annual basis, to be covered by either a Traditional Pension Plan (described elsewhere in this Proxy Statement under the heading “Compensation Tables—2020 Pension Benefits”) or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The ITT Salaried Retirement Plan was transferred by the Company to Exelis Inc., our defense business that was spun off in the Spin Transaction, effective on October 31, 2011. Both service credit and accrued benefits were frozen as of that date, and certain participants were eligible to receive transition employer contributions into the ITT Retirement Savings Plan. Exelis, Inc. was later acquired by Harris Corporation and Harris Corporation and L3 Technologies merged in 2019 to become L3Harris Technologies Inc. In 2020, Mr. Scalera was the only NEO with benefits under this plan.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains severance arrangements for most of its senior executives, including all of the NEOs. These arrangements are included in two plans, one covering most severance circumstances (the ITT Senior Executive Severance Pay Plan), and the other covering severance following a change-in-control event (the ITT Senior Executive Change in Control Severance Pay Plan). These plans do not allow for the payment of tax gross-ups on severance pay or other benefits. These plans are regularly reviewed by the Compensation and Human Capital Committee.

The purpose of the ITT Senior Executive Severance Pay Plan is to provide a period of transition for senior executives upon termination of employment. The terms of the ITT Senior Executive Severance Pay Plan apply to each NEO, however the length of Mr. Scalera’s severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction. The severance terms for Mr. Flynn were covered under an employment letter entered into when he was hired by ITT China Ltd. in 2016. This agreement provides Mr. Flynn with termination benefits in the event his employment is terminated for other than cause. In December 2020, Mr. Flynn relocated from China to the U.S. and his severance is now covered by the ITT Senior Executive Severance Pay Plan rather than his employment letter. Senior executives, who are full-time salaried employees of the Company or any subsidiary, who are paid under a U.S. payroll and who report directly to the CEO, are covered by the ITT Senior Executive Severance Pay Plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause. In the event that any payment would constitute an excess parachute payment within the meaning of Section 280G of the Code, then the aggregate of all payments would be reduced so that the present value of the aggregate of all payments is maximized, but is not subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.

The purpose of the ITT Senior Executive Change in Control Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined under the heading “Compensation Tables—Potential Post-Employment Compensation—Change in Control Arrangements”) including a change in control. The ITT Senior Executive Change in Control Pay Plan applies to all NEOs. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments in the case of an acceleration event and qualifying termination of employment.

These plans, including the potential post-employment payments that our NEOs would receive pursuant to these plans, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Compensation Tables—Potential Post-Employment Compensation.” The severance plans apply to our key employees as defined by Section 409A.

POLICIES

THE ROLE OF RISK AND RISK MITIGATION

The Compensation and Human Capital Committee regularly reviews risk factors associated with our businesses in determining compensation structure and pay practices. The structure of the Board of Directors’ committees facilitates this evaluation and determination. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation and Human Capital Committee. The CEO attends those portions of the Compensation and Human Capital Committee meetings at which plan features and design configurations of our annual and LTI plans are considered and approved.

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We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. The following features of our executive compensation program help to contribute to the achievement of this goal.

Emphasis on Long-Term Compensation	By granting long-term incentive compensation at 37% to 64% of our NEOs’ total compensation package, the Compensation and Human Capital Committee believes that it is encouraging strategies that correlate with the long-term interests of the Company. Our LTI awards, described elsewhere in this Compensation Discussion and Analysis under the heading “2020 Long-Term Incentive Compensation,” feature a three-year vesting threshold at the senior vice president level and above, encouraging behavior focused on long-term value creation. PSUs focus on ITT’s three-year TSR and ROIC performance, encouraging behavior focused on long- term goals.
Pay Mix	17% to 38% of total target compensation is fixed for NEOs while the remaining total compensation is tied to performance, consistent with our pay-for-performance philosophy. As scope of responsibility increases, the amount of performance-based pay increases and fixed pay decreases relative to other officers. Our incentive design provides multiple performance time frames and a variety of financial measures that are intended to drive profitable and sustained growth.
Clawback Policy	We have a policy that provides for recoupment of performance-based compensation, if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all compensation awarded to, or earned by, that senior executive on the basis of our financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board’s view, the compensation related to our financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The policy covers all executives that receive PSUs, including our NEOs.
Required Executive Stock Ownership	NEOs are required to own Company shares or share equivalents with a value equal to a multiple of their base salary, as discussed in more detail below. We believe that this requirement aligns their interests with the interests of the Company’s shareholders and also discourages behavior that is focused only on the short-term.
Prohibition Against Speculating, Hedging or Pledging Stock	We have a policy prohibiting employees from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. We also prohibit employees from pledging Company securities as collateral for a loan.
Rule 10b5-1 Trading Plans	The Board of Directors has authorized the use by executive officers of prearranged trading plans under Rule 10b5-1 under the Exchange Act. Rule 10b5-1 permits insiders to adopt predetermined plans for selling specified amounts of stock or exercising stock options under specified conditions and at specified times. Executive officers may only enter into a trading plan during an open trading window and they must not possess material nonpublic information regarding the Company at the time they adopt the plan. Using trading plans, insiders can diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information. Generally, under these trading plans, the individual relinquishes control over the transactions once the plan is put into place. Accordingly, sales may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Both new plans and modifications are subject to a mandatory “waiting period” designed to safeguard the plans from manipulation or market timing. Trading plans adopted by executive officers are reviewed and approved by the Legal Department.

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EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Company maintains stock ownership guidelines for all of its executive officers, including the NEOs. Executive officers have five years in order to meet the guidelines.

Stock ownership guidelines for officers specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The guidelines specify expected stock ownership levels expressed as a multiple of base salary, as set forth in the table below. Only the following equity holdings count toward achieving these ownership levels: shares owned outright, Company unvested RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Retirement Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan. Stock options and unvested PSUs, which comprise a significant percentage of total compensation for the CEO and other NEOs, do not count towards the achievement of our executive stock ownership guidelines. The guidelines, and compliance with the guidelines, are monitored periodically. As of December 31, 2020, all NEOs either have met the guidelines, or are on track to meet the guidelines.

Chief Executive Officer	6 x Annual Base Salary
Executive Vice Presidents	4 x Annual Base Salary
Senior Vice Presidents	3 x Annual Base Salary
Selected Vice Presidents	1 x Annual Base Salary

HEDGING POLICY

Our NEOs are subject to the Company’s hedging policy described at page 22.

CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS

In establishing total compensation for the executive officers, the Compensation and Human Capital Committee has considered the effect of Section 162(m) of the Internal Revenue Code and the accounting rules associated with the Company’s compensation programs. As a general matter, Section 162(m) disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to the CEO, the CFO and the three other highest-paid NEOs. The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) made several changes to Section 162(m), the most significant of which was removing an exception for “performance-based” compensation from the calculation of compensation subject to the $1,000,000 deduction limitation.

The primary objective of the Company’s compensation program is to support the Company’s business strategy. Prior to the adoption of the Tax Act, the Compensation and Human Capital Committee generally sought to preserve the deductibility of most compensation paid to executive officers, but believed it also should have flexibility to award non-deductible compensation. As a result of the Tax Act’s elimination of the exception for performance-based compensation, the Compensation and Human Capital Committee did not design the 2020 executive compensation program to preserve the deductibility of compensation that is paid to executive officers, as it did prior to the adoption of the Tax Act. The elimination of the performance-based pay exemption did not otherwise affect the Company’s 2020 executive compensation program.

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned by each of our NEOs.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Incentive Plan Comp(2)	Comp Earnings(3)	All Other Comp(4)	Total
Luca Savi	2020	$832,307	$—	$3,993,378	$946,000	$—	$853,695	$6,625,380
Chief Executive Officer	2019	900,000	—	3,498,822	1,314,000	—	1,355,751	7,068,573
and President	2018	649,309	—	1,582,038	877,630	—	738,900	3,847,877
Emmanuel Caprais	2020	377,042	—	794,785	231,530	—	36,982	1,440,339
Senior Vice President and
Chief Financial Officer
Mary Beth Gustafsson	2020	445,385	—	820,020	285,000	—	58,497	1,608,902
Senior Vice President,	2019	480,174	—	820,519	502,490	—	75,576	1,878,759
General Counsel,
Corporate Secretary and
Chief Compliance Officer	2018	470,579	—	770,277	526,250	—	55,503	1,822,609
Ryan F. Flynn	2020	367,061	—	399,626	161,105	—	305,093	1,232,885
Senior Vice President
and President, Connect &
Control Technologies
George Hanna(5)	2020	353,310	90,000	473,312	264,000	—	43,558	1,224,180
Former Senior Vice
President and President,
Industrial Process
Thomas M. Scalera	2020	498,875	—	1,051,175	319,200	11,755	75,028	1,956,033
Former Executive Vice
President and Chief	2019	538,135	—	1,093,625	550,800	14,167	88,142	2,284,869
Financial Officer	2018	527,694	—	2,080,799	580,350	—	85,488	3,274,331

(1)	Amounts include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSUs and RSUs. A discussion of the assumptions used in calculating these values may be found in Note 17, Long-Term Incentive Employee Compensation, to the Consolidated Financial Statements in our 2020 Annual Report on Form 10-K.
(2)	As described in the “2020 Annual Incentive Plan” section of the Compensation Discussion and Analysis, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year.
(3)	The pension plan was frozen in 2011 and no additional benefits are being accrued, so the change in Mr. Scalera’s reported pension value is a result of changes to the actuarial assumptions used to calculate the present value of the benefits rather than an increase of the benefits. The actuarial assumptions used to calculate this amount can be found immediately after the 2020 Pension Benefits table.
(4)	Amounts in this column for 2020 represent items specified in the All Other Compensation Table below.
(5)	Mr. Hanna received a cash payment in connection with the successful close and integration of the Rheinhutte Pumpen acquisition.

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ALL OTHER COMPENSATION TABLE

						Thomas
	Luca	Emmanuel	Mary Beth	Ryan F.	George	M.
	Savi	Caprais	Gustafsson	Flynn	Hanna	Scalera
Executive Perquisites:
Financial Counseling(1)	$—	$—	$1,575	$—	$—	$15,000
Company Car(2)	—	—	—	34,057	—	—
Assignment and Relocation Expense(3)	—	—	—	243,316	—	—
Total Perquisites	—	—	1,575	277,373	—	15,000
All Other Compensation:
Tax Reimbursements(4)	724,098	—	—	—	—	—
Insurance Benefits(5)	4,049	588	3,145	—	4,641	811
Vacation Payout(6)	—	—	—	27,720	—	—
Retirement Plan Contributions(7)	125,548	36,394	53,777	—	38,917	59,217
Total All Other Compensation	$853,695	$36,982	$58,497	$305,093	$43,558	$75,028

(1)	Amounts represent taxable financial and estate planning services fees paid during 2020, before the program was suspended.
(2)	Mr. Flynn received a company car, which is common market practice for senior executives in China. ITT does not provide a company car perquisite to executive officers in the U.S.
(3)	Mr. Flynn joined ITT in 2016 as senior executive in China and has received allowances for housing and children’s schooling, which is a common market practice for foreign national executives that reside and work in China. In 2020 Mr. Flynn received reimbursement for housing costs in China ($105,270), and costs for his children to attend school ($108,680). These allowances ceased when Mr. Flynn and his family relocated to the U.S. in December 2020 and he is no longer eligible for assignment related allowances.
(4)	Mr. Savi was previously on an international assignment in China that ended in July 2019 with his relocation to the U.S. In 2020, the Company paid $370,965 for taxes and $353,133 for gross-ups associated with 2019 tax liabilities for the assignment. Tax gross-ups are only permitted as they relate to international assignments or relocation.
(5)	Amounts include taxable group term-life insurance premiums attributable to each U.S. based NEO.
(6)	Mr. Flynn received a payout for vacation earned and accrued in China upon his relocation to the U.S. in December. Amounts shown in table were converted from Chinese Renminbi to U.S. dollars based on the 2020 average exchange rate of 0.15.
(7)	Amounts represent the total employer contributions under the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan. 2020 contributions to the ITT Retirement Savings Plan are: $18,795 for Mr. Savi, $19,925 for Mr. Caprais, $20,183 for Ms. Gustafsson, $16,731 for Mr. Hanna and $20,034 for Mr. Scalera. Contributions to the ITT Supplemental Retirement Savings Plan are discussed in the 2020 Nonqualified Deferred Compensation Table. Retirement plan contributions include a 2.5% discretionary contribution for 2020 that was credited in February 2021. This discretionary contribution was provided to all employees impacted by the suspension of ITT’s contributions to the ITT Retirement Savings Plan and ITT Supplemental Retirement Savings Plan in 2020.

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GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information about 2020 equity and non-equity awards for the NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2020 AIP) and estimated future payouts under 2020 equity incentive plan awards, which consist of potential payouts related to the PSUs granted in 2020 for the 2020-2022 performance period. Also provided is the number of shares underlying all other stock awards, which for 2020 were composed solely of RSU awards. The grants in the following table were made under the 2011 Omnibus Incentive Plan.

		Estimated Future Payouts			Estimated Future Payouts			All Other	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Fair Value:
		Plan Awards(1)			Plan Awards(2)			Awards:	Equity
								Number of	Incentive
								Shares of	Plan
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units(3) (#)	($)
Luca Savi	3/4/2020	550,000	1,100,000	2,200,000
	3/4/2020				19,278	38,555	77,110		2,473,303
	3/4/2020							24,850	1,520,075
Emmanuel Caprais	3/4/2020	157,500	315,000	630,000
	3/4/2020				930	1,860	3,720		119,319
	3/4/2020							2,700	165,159
	3/16/2020				420	840	1,680		37,380
	3/16/2020							1,195	51,062
	10/1/2020				2,125	4,250	8,500		261,758
	10/1/2020							2,735	160,107
Mary Beth Gustafsson	3/4/2020	187,500	375,000	750,000
	3/4/2020				3,958	7,915	15,830		507,747
	3/4/2020							5,105	312,273
Ryan F. Flynn	3/4/2020	159,375	318,750	637,500
	3/4/2020				1,930	3,860	7,720		247,619
	3/4/2020							2,485	152,007
George Hanna	3/4/2020	150,000	300,000	600,000
	3/4/2020				2,285	4,570	9,140		293,166
	3/4/2020							2,945	180,146
Thomas M. Scalera	3/4/2020	210,000	420,000	840,000
	3/4/2020				5,075	10,150	20,300		651,123
	3/4/2020							6,540	400,052

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the AIP. These potential payments are based on achievement of specific performance metrics and are completely at risk. The AIP Target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target, and the maximum is equal to 200% of target. Zero payment is possible for performance below the threshold.
(2)	Amounts reflect the threshold, target and maximum unit levels, respectively,of potential PSU award payouts. These potential unit amounts are based on achievement of specific performance metrics and are completely at risk. The PSU is computed based upon the applicable range of net estimated payments denominated in units where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target.
(3)	Amounts reflect RSU awards granted in 2020 to the NEOs.
(4)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSU and RSU awards granted to the NEOs in 2020. A discussion of assumptions relating to these LTI awards may be found in Note 17, Long-Term Incentive Employee Compensation, to the Consolidated Financial Statements in our 2020 Form 10-K.

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OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

		Option Awards					Stock Awards
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Award:				Market	Number of	Payout Value
		Number of	Number of	Number of			Number	Value of	Unearned	of Unearned
		Securities	Securities	Securities			of Shares	Shares or	Shares, Units	Shares, Units
		Underlying	Underlying	Underlying			or Units of	Units of	or Other	or Other
		Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Grant	Options Exercisable	Options Unexercisable	Unearned Options	Exercise Price	Option Expiration	Have Not Vested(1)	Have Not Vested(2)	Have Not Vested(1)	Have Not Vested(2)
Name	Date	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Luca Savi	3/8/2012	13,295	—	—	22.80	3/8/2022	—	—	—	—
	3/5/2013	10,290	—	—	26.76	3/5/2023	—	—	—	—
	3/4/2014	6,385	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	7,095	—	—	41.52	2/25/2025	—	—	—	—
	2/19/2016	16,520	—	—	33.01	2/19/2026	—	—	—	—
	2/26/2018	—	—	—	—	—	14,080	1,084,442	23,101	1,779,239
	3/4/2019	—	—	—	—	—	21,935	1,689,434	16,963	1,306,490
	3/4/2020	—	—	—	—	—	24,850	1,913,947	19,278	1,484,792
Emmanuel	2/26/2018	—	—	—	—	—	751	57,842	1,233	94,966
Caprais	3/4/2019	—	—	—	—	—	1,440	110,909	743	57,226
	5/23/2019	—	—	—	—	—	576	44,364	—	—
	3/4/2020	—	—	—	—	—	2,700	207,954	930	71,629
	3/16/2020	—	—	—	—	—	1,195	92,039	420	32,348
	10/1/2020	—	—	—	—	—	2,735	210,650	2,125	163,668
Mary Beth	2/26/2018	—	—	—	—	—	6,855	527,972	11,248	866,321
Gustafsson	3/4/2019	—	—	—	—	—	5,145	396,268	3,978	306,386
	3/4/2020	—	—	—	—	—	5,105	393,187	3,958	304,845
Ryan F.	2/26/2018	—	—	—	—	—	940	72,399	1,543	118,842
Flynn	3/4/2019	—	—	—	—	—	2,400	184,848	1,858	143,103
	3/4/2020	—	—	—	—	—	2,485	191,395	1,930	148,649
George	2/19/2016	2,190	—	—	33.01	2/19/2026	—	—	—	—
Hanna	2/26/2018	—	—	—	—	—	540	41,591	891	68,625
	3/4/2019	—	—	—	—	—	860	66,237	443	34,120
	3/22/2019						1,890	145,568	1,465	112,834
	3/4/2020	—	—	—	—	—	2,945	226,824	2,285	175,991
Thomas M.	2/26/2018	—	—	—	—	—	9,155	705,118	15,019	1,156,763
Scalera	8/6/2018	—	—	—	—	—	8,055	620,396	13,094	1,008,500
	3/4/2019	—	—	—	—	—	6,855	527,972	5,303	408,437
	3/4/2020	—	—	—	—	—	6,540	503,711	5,075	390,877

(1)	RSUs generally vest 100% on the third anniversary of the grant date. PSUs vest upon the completion of a three-year performance period beginning January 1 of the grant year and are shown at threshold payout, with the exception of the PSUs granted on February 26, 2018, which are shown at 159% of target based on the actual three-year relative TSR and ROIC results.
(2)	Reflects the Company’s closing stock price of $77.02 on December 31, 2020. Under the Equity Incentive Plan Awards column, the 2018 PSUs granted on February 26, 2018 vested on December 31, 2020 and are shown at 159% of target based on three-year TSR and ROIC results.

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OPTION EXERCISES AND STOCK VESTED IN 2020

The following table provides information regarding the values realized by our NEOs upon the exercise of stock options and the vesting of stock awards in 2020.

	Option Awards		Stock Awards
	# of Shares		# of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Named Executive Officer	Exercise	on Exercise	Vesting	on Vesting
Luca Savi	—	$—	33,580	$2,110,809
Emmanuel Caprais	—	—	6,396	407,449
Mary Beth Gustafsson	46,175	1,630,409	22,387	1,407,226
Ryan F. Flynn			6,545	422,024
George Hanna	—	—	5,355	334,500
Thomas M. Scalera	—	—	29,586	1,859,740

2020 PENSION BENEFITS

Effective on October 31, 2011, all of the Company’s pension benefits described in this section were frozen, and the cumulative liability of these benefits was assumed by Exelis Inc. Only Mr. Scalera participated in the plans described below and remains eligible for frozen pension benefits under the ITT Salaried Retirement Plan.

ITT SALARIED RETIREMENT PLAN

Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a funded and tax-qualified retirement program. The plan is described in detail below.

While the Traditional Pension Plan formula paid benefits on a monthly basis after retirement, the Pension Equity Plan formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depended upon the date an employee first became a participant under the plan.

TRADITIONAL PENSION PLAN

A participant first employed prior to January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would be the total of:

■	2% of his or her average final compensation (as defined below) for each of the first 25 years of benefit service, plus
■	1.5% of his or her average final compensation for each of the next 15 years of benefit service, reduced by
■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

■	1.5% of his or her average final compensation for each year of benefit service up to 40 years, reduced by
■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP awards) is the total of:

■	The participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus
■	The participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

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As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by one-fourth of one percent for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60- 64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by five-twelfths of one percent for each month that payments start before age 60 but not more than 25%. For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement was available as described above. Special Early Retirement was also available to employees who attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commenced prior to age 62 they would be reduced by five-twelfths of one percent for each of the first 48 months prior to age 62 and by an additional four twelfths of one percent for each of the next 12 months and by an additional three-twelfths of one percent for each month prior to age 57.

For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by five ninths of one percent for each of the first 60 months prior to age 65 and an additional five eighteenths of one percent for each month prior to age 60.

PENSION EQUITY PLAN

A participant under the Pension Equity Plan would receive a single sum pension that would equal the total accumulated percentage (as described below) times average final compensation (as defined above).

Total accumulated percentage is the sum of annual percentages earned for each year of benefit service. The percentage earned for any given year of benefit service ranges from three percent to six percent based on age:

■	Under age 30: 3% per year of benefit service
■	Age 30 to age 39: 4% per year of benefit service
■	Age 40 to age 49: 5% per year of benefit service
■	Age 50 and over: 6% per year of benefit service

Effective January 1, 2008, the ITT Salaried Retirement Plan was amended to provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement.

The 2020 Pension Benefits table provides information on the pension benefits for the NEOs. Mr. Scalera participated under the terms of the plan in effect for employees hired after January 1, 2005. The Traditional Pension Plan accumulated benefit an employee earned over his or her career with the Company is payable on a monthly basis starting after retirement. Employees may retire as early as age 50 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above. The Pension Equity Plan benefit can be received as a lump sum or an annuity following termination. Mr. Scalera participated in the Pension Equity Plan formula prior to 2011. Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2020, this limit is $230,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a) (17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2020, this limit is $285,000.

2020 PENSION BENEFITS TABLE

			Present Value of	Payments
		Number of	Accumulated Benefit	During
		Years Credit	at Earliest Date for	Last Fiscal
Named Executive Officer	Plan Name	Service (#)	Unreduced Benefit ($)	Year ($)
Luca Savi(1)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Emmanuel Caprais(2)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Mary Beth Gustafsson(2)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Ryan F. Flynn(3)	ITT Salaried Retirement Plan	N/A	N/A	N/A
George Hanna(2)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Thomas M. Scalera(4)	ITT Salaried Retirement Plan	5.77	77,125	—

(1)	As previously described, Mr. Savi became eligible for U.S. benefits in 2020 and is not eligible for pension, however, he continues to have a statutory retirement benefit under Italian law for his previous ITT service in Italy.
(2)	Mr. Caprais, Ms. Gustafsson and Mr. Hanna were hired after October 31, 2011, the date on which the plans were frozen, therefore they are not eligible to participate in the plans.
(3)	Mr. Flynn was employed by ITT China Ltd. in 2020, and is not eligible for pension.
(4)	Mr. Scalera has an accrued benefit under both the Traditional Pension Plan formula and the Pension Equity Plan formula. His lump sum Pension Equity Plan benefit is $53,744 under the ITT Salaried Retirement Plan as of December 31, 2020.

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Assumptions used to determine present value as of December 31, 2020 are generally consistent with those used by L3Harris Technologies Inc. (the ultimate owner of the ITT Salaried Retirement Plan from Exelis Inc.). The assumptions utilized were as follows:

■	Measurement date: December 31, 2020
■	Discount Rate: 2.41%
■	Mortality (pre-commencement): None
■	Mortality (post-commencement): Pri-2012 Healthy Annuitant Mortality Tables, separate rates for males and females
■	Mortality projection (post-commencement): Generational projection with MP-2020 Mortality Improvement Scale from 2012.
■	Normal retirement date: age 65
■	Unreduced retirement date: age 65
■	Assumed benefit commencement date: age 65
■	Accumulated benefit is calculated based on credited service and pay as of October 31, 2011
■	For benefits under the Traditional Pension Plan formula, present value is based on the single life annuity payable at assumed benefit commencement date.
■	For benefits under the Pension Equity Plan formula, present value is based on projected lump sum value at assumed benefit commencement date; Pension Equity Plan value is projected from December 31, 2020, to age 65 using an interest crediting rate of 1.55% for the ITT Salaried Retirement Plan.
■	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at benefit commencement date.

2020 NONQUALIFIED DEFERRED COMPENSATION

ITT DEFERRED COMPENSATION PLAN

The ITT Deferred Compensation Plan is a tax deferral plan that was frozen to new deferrals effective as of 2020. The ITT Deferred Compensation Plan permitted eligible employees with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable, except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the ITT Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and employees will have the rights of an unsecured general creditor with respect to those funds.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP award deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose Account and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

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The table below shows the annual rate of return for the funds available under the ITT Deferred Compensation Plan, as reported by the administrator for the calendar year ended December 31, 2020.

	Rate of		Rate of
	Return		Return
	1/1/20 to		1/1/20 to
Name of Fund	12/31/20	Name of Fund	12/31/20
Fixed Rate Option(1)	3.00%	American Funds EuroPacific Growth (REREX)	24.81%
PIMCO Total Return Institutional (PTTRX)	8.88%	First Eagle Overseas A (SGOVX)	6.95%
PIMCO Real Return Institutional (PRRIX)	12.09%	Lazard Emerging Markets Equity Open (LZOEX)	(0.29)%
T Rowe Price High Yield (PRHYX)	4.95%	Clearbrige Small Cap Growth IS (LMOIX)	44.01%
Dodge & Cox Stock (DODGX)	7.16%	DFA US Targeted Value I (DFFVX)	3.77%
American Funds Growth Fund of America R4 (RGAEX)	37.79%	Invesco Global Real Estate A (AGREX)	(12.44)%
Vanguard 500 Index Admiral (VFIAX)	18.37%	Model Portfolio(2) — Conservative	8.64%
Vanguard Selected Value Inv (VASVX)	5.85%	Model Portfolio(2) — Moderate Conservative	10.34%
Artisan Mid Cap (ARTMX)	58.75%	Model Portfolio(2) — Moderate	11.52%
Hartford Schroders Int’l Multi-Cap Value S (SIDRX)	1.14%	Model Portfolio(2) — Moderate Aggressive	12.47%
Vanguard Federal Money Market Inv (VMFXX)	0.45%	Model Portfolio(2) — Aggressive	13.66%
Vanguard Total Bond Market Index Adm (VBTLX)	7.72%	ITT Stock Fund (ITT)	30.72%
Vanguard Developed Markets Index Adm (VTMGX)	10.26%

(1)	The Fixed Rate Option rate is based on guaranteed contractual returns from the insurance company provider.
(2)	The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

ITT SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the tax-qualified plan ($285,000 in 2020), the Company has established and maintains a non-qualified unfunded ITT Supplemental Retirement Savings Plan to allow for Company contributions based on base salary and actual annual bonus paid in excess of these limits. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Effective January 1, 2012, the plan was amended to no longer permit employee contributions.

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2020 NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below shows nonqualified deferred compensation activity for the NEOs for 2020.

Name	Executive Contributions Last Fiscal Year(1)	Registrant Contributions Last Fiscal Year(2)		Aggregate Earnings Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Luca Savi
Non-qualified savings	$—		$106,753		$1,671	$—		$114,756
Deferred compensation	—		—		—	—		—
TOTAL	$—		$106,753		$1,671	$—		$114,756
Emmanuel Caprais
Non-qualified savings	$—		$16,469		$1,636	$—		$87,859
Deferred compensation	—		—		—	—		—
TOTAL	$—		$16,469		$1,636	$—		$87,859
Mary Beth Gustafsson
Non-qualified savings	$—		$33,594		$3,905	$—		$201,973
Deferred compensation	—		—		(159,771)	—		1,040,826
TOTAL	$—		$33,594		$(155,866)	$—		$1,242,799
Ryan F. Flynn
Non-qualified savings	$—		$—		$—	$—		$—
Deferred compensation	—		—		—	—		—
TOTAL	$—	$		$		$—	$
George Hanna
Non-qualified savings	$—		$2,489		$620	$—		$32,483
Deferred compensation	281,385		19,697		37,956	173,097		372,151
TOTAL	$281,385		$22,186		$38,576	$173,097		$404,634
Thomas M. Scalera
Non-qualified savings	$—		$39,183		$8,204	$—		$411,762
Deferred compensation
TOTAL	$—		$39,183		$8,204	$—		$411,762

Note:	“Non-qualified savings” represent amounts in the ITT Supplemental Retirement Savings Plan. “Deferred compensation” earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of the investment funds as provided in the table above.

(1)	Employee elected contributions to the ITT Deferred Compensation Plan were frozen in 2020, therefore no additional executive contributions are allowed after 2020.
(2)	Amounts represent the core, match and applicable transition employer contributions into the ITT Supplemental Retirement Savings Plan (Non-qualified savings).
(3)	Non-qualified savings plan balances include a 2.5% discretionary contribution for 2020 that was credited in February 2021. This discretionary contribution was provided to all employees impacted by the suspension of ITT’s contributions to the ITT Retirement Savings Plan and ITT Supplemental Retirement Savings Plan in 2020.

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POTENTIAL POST-EMPLOYMENT COMPENSATION

The potential post-employment compensation tables reflect the amount of compensation payable to each of the NEOs in the event their ITT employment ceases, including voluntary termination, termination for cause, death or disability, termination without cause, or termination in connection with a change of control. Post-separation compensation of our NEOs, other than Mr. Flynn, is governed by the ITT Senior Executive Severance Pay Plan. In addition, post-separation compensation of all of our NEOs is governed by the ITT Senior Executive Change in Control Severance Pay Plan (applicable to situations involving a change of control) and our equity award agreements. In the case of Mr. Scalera, the length of his severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction.

The amounts shown in the potential post-employment compensation tables are estimates, assuming that the triggering event occurred on December 31, 2020, including amounts that would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the closing price of the Company’s stock on December 31, 2020, the last trading day of 2020, which was $77.02.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES

The amounts shown in the tables in this section do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

■	Accrued salary and vacation pay.
■	Regular pension benefits under the ITT Salaried Retirement Plan (frozen as of the date of the Spin Transaction and transferred to L3Harris Technologies Inc.). ITT participants do not accrue any additional service credit under the plan in the event of a termination. See the section “Post-Employment Compensation” in the Compensation Discussion and Analysis for more information.
■	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance (if eligible as of the date of the Spin Transaction). Employees who terminate prior to retirement are eligible for continued benefits under COBRA.
■	Distributions of plan balances under the ITT Retirement Savings Plan and amounts under the ITT Supplemental Retirement Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the ITT Salaried Retirement Plan, frozen benefits under such plan may be deferred to age 65, but may become payable at early retirement age, or earlier for benefits under the Pension Equity Plan formula. Employees of the Company do not have to terminate employment in order to receive their benefits from the ITT Salaried Retirement Plan since the plan is now sponsored by L3Harris Technologies Inc.

ITT SENIOR EXECUTIVE SEVERANCE PAY PLAN

The ITT Senior Executive Severance Pay Plan provides overall cash severance benefits to executives, provides participants with outplacement assistance for one year and does not allow for the vesting of equity awards during the severance period. The amount of severance pay under this plan depends on the executive’s base pay and years of service, not to exceed 12  months of base pay. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function.

No severance is provided if an employee is terminated for cause, because the Company believes employees terminated for cause should not receive additional compensation.

In addition, the Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. For six months following the termination date, the executive will continue to be eligible for healthcare benefits and for 12 months the executive will entitled to outplacement support. Severance pay will start within 60 days following the covered executive’s scheduled termination date.

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ITT SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

This plan provides two levels of benefits for covered executives, based on their position within the Company. The Compensation and Human Capital Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. Executive Vice Presidents and Senior Vice Presidents receive the higher level and certain Vice Presidents the second level. Under the ITT Senior Executive Change in Control Severance Pay Plan, if a covered executive is terminated within two years of a change in control or in contemplation of a change in control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of a change in control, he or she would be entitled to:

■	Any accrued but unpaid base salary, bonus (AIP award), vacation and unreimbursed expenses;
■	Two or three times the current base salary and target annual incentive as of the termination date;
■	A lump sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan, such percentage rate not to exceed 7% per year;
■	Subsidized healthcare benefits for six months after termination; and
■	One year of outplacement assistance.

All of the NEOs are covered at the highest level of benefits.

CHANGE IN CONTROL ARRANGEMENTS

There are change in control provisions in various Company plans, which were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than in the interests of the shareholders.

The payment or vesting of awards or benefits under certain of the plans listed below are accelerated solely upon the occurrence of a change in control of the Company. As described on the next page, our equity plans and our severance pay plans have “double triggers,” requiring both a change in control and a termination of employment to accelerate the vesting of unvested awards.

The following Company plans have change in control provisions:

■	2011 Omnibus Incentive Plan
■	2003 Equity Incentive Plan
■	ITT Annual Incentive Plan for Executive Officers
■	ITT Senior Executive Change in Control Severance Pay Plan
■	ITT Change in Control Severance Pay Plan
■	ITT Deferred Compensation Plan
■	ITT Supplemental Retirement Savings Plan

The 2011 Omnibus Incentive Plan, 2003 Equity Incentive Plan, ITT Annual Incentive Plan for Executive Officers, ITT Senior Executive Change in Control Severance Pay Plan, and ITT Change in Control Severance Pay Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock.
2.	A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock.
3.	The shareholders of the Company approved, and the Company fully executed:

(a)	Any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or
(b)	Any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

4.	A majority of the members of the Board of Directors of the Company changed within a 12 month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12 month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12 month period.
5.	Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

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The ITT Supplemental Retirement Savings Plan and ITT Deferred Compensation Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12-month period.
2.	Any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares that, together with shares held by such person or group constitutes more than 50% of the total fair market value or total voting power of the shares of the Corporation.
3.	Either (i) a person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares possessing 30% or more of the total voting power of the shares of the Corporation, taking into account all such shares acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.
4.	A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

Beginning with the Company’s annual grant cycle in March 2014, all long-term incentive awards (PSUs, RSUs and stock options) have included a “double trigger” provision, whereby no benefits will be paid to an executive unless (i) a change in control of the Company has occurred and (ii) there has been a specified change in the employment status of the executive within a period of time following the change in control. For example, if a covered executive is terminated without cause within two years of a change in control or terminates his or her employment for good reason within two years of a change in control, or is terminated before the change in control occurs, but after its announcement or at the request of a participant, he or she would be entitled to vesting of long-term incentive awards pursuant to the award agreements. The ITT Senior Executive Change in Control Severance Plan and ITT Change in Control Severance Pay Plan also have double trigger provisions. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices.

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Potential post-employment compensation arrangements are more fully described for the NEOs in the following table. As noted above, this table assumes a triggering event as of December 31, 2020.

				Termination Not For
	Resignation or			Cause or With Good
	Termination for	Death or	Termination Not	Reason After Change
	Cause	Disability	For Cause	of Control
Luca Savi
Cash Severance(1)	$—	$—	$1,000,000	$3,000,000
AIP	—	—	—	3,300,000
Unvested Equity Awards(2)	—	12,048,377	6,998,101	15,341,999
ITT Supplemental Retirement Savings Plan(3)	—	—	—	210,000
Other Benefits(4)	—	—	40,271	40,271
TOTAL(5)	$—	$12,048,377	$8,038,372	$21,892,270
Emmanuel Caprais
Cash Severance(1)	$—	$—	$450,000	$1.350,000
AIP	—	—	—	1,012,500
Unvested Equity Awards(2)	—	1,468,329	579,028	1,851,630
ITT Supplemental Retirement Savings Plan(3)	—	—	—	94,500
Other Benefits(4)	—	—	40,271	40,271
TOTAL(5)	$—	$1,468,329	$1,069,299	$4,348,901
Mary Beth Gustafsson
Cash Severance(1)	$—	$—	$500,000	$1,500,000
AIP	—	—	—	1,125,000
Unvested Equity Awards(2)	—	3,408,620	2,306,592	4,131,599
ITT Supplemental Retirement Savings Plan(3)	—	—	—	105,001
Other Benefits(4)	—	—	37,036	37,036
TOTAL(5)	$—	$3,408,620	$2,843,628	$6,898,636
Ryan F. Flynn(6)
Cash Severance(1)	$—	$—	$212,500	$1,275,000
AIP	—	—	—	956,250
Unvested Equity Awards(2)	—	1,150,856	632,693	1,495,078
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—
Other Benefits(4)	—	—	30,000	30,000
TOTAL(5)	$—	$1,150,856	$875,193	$3,756,328
George Hanna
Cash Severance(1)	$—	$—	$400,000	$1,200,000
AIP	—	—		900,000
Unvested Equity Awards(2)	—	1,194,611	601,332	1,575,641
ITT Supplemental Retirement Savings Plan(3)	—	—	—	72,001
Other Benefits(4)	—	—	33,470	33,470
TOTAL(5)	$—	$1,194,611	$1,034,802	$3,781,112
Thomas M. Scalera(7)
Cash Severance(1)	$—	$—	$653,333	$1,680,000
AIP	—	—	—	1,260,000
Unvested Equity Awards(2)	—	6,119,647	4,551,402	7,062,792
ITT Supplemental Retirement Savings Plan(3)	—	—	—	100,800
Other Benefits(4)	—	—	37,037	37,037
TOTAL(5)	$—	$6,119,647	$5,241,772	$10,140,629

(1)	Under the ITT Senior Executive Severance Pay Plan, and taking into account Mr. Scalera’s 2011 employment letter entered into at the time of the Spin Transaction, and as described elsewhere in this section, the following executives would receive base salary after termination without cause for the following severance periods: Mr. Savi 12 months, Mr. Caprais 12 months, Ms. Gustafsson 12 months, Mr. Flynn 6 months, Mr. Hanna 12 months, and Mr. Scalera 14 months. In the event of termination following a change of control, all NEOs are covered under the Company’s ITT Senior Executive Change in Control Severance Pay Plan described elsewhere in this section and, under the terms of the plan, would be paid a lump sum payment equal to the sum of (x) three (3) times the current annual base salary rate paid at the time of termination of employment, and (y) three (3) times the annual bonus awarded (whether or not deferred).

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(2)	Unvested equity awards reflect the market value of stock and in the money value of stock options based on the Company’s December 31, 2020 closing stock price of $77.02. The value of PSUs under Terminate Not for Cause or With Good Reason After Change of Control is calculated using a payout of 159%, which is the greater of target payout and last year’s (2018) PSU payout. Termination provisions are set forth in the specific award agreements.
(3)	No additional ITT Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the ITT Senior Executive Change in Control Severance Pay Plan.
(4)	Under the ITT Senior Executive Severance Pay Plan and the ITT Senior Executive Change in Control Severance Pay Plan, eligible executives will continue to receive subsidized healthcare benefits during the severance period for the first six months after termination without cause. Senior executives are eligible for up to one year of outplacement services with an estimated value of $30,000.
(5)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change of control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.
(6)	As of December 31, 2020, Mr. Flynn’s post-employment compensation was determined by his employment agreement. He has since transferred to the U.S. and is now covered under the ITT Senior Executive Severance Pay Plan.
(7)	Mr. Scalera separated from ITT on January 6, 2021. The post-employment compensation amounts were applicable as of December 31, 2020.

CEO PAY RATIO

We are required to calculate and report a reasonable estimate of the ratio of the annual total compensation of our CEO to the median annual total compensation of our other employees. For 2020, we calculated the CEO Pay Ratio to be 104.

The median employee used to calculate the 2019 CEO pay ratio left the Company during 2020, so we conducted the following process to identify the median employee for 2020. The date used to determine the median employee was December 31, 2020. We used annual salary rate as the consistently applied measure to determine the median employee. To account for employees paid in currencies other than the U.S. dollar, we used currency exchange rates as of December 31, 2020 to convert their compensation into U.S. dollars. We started with 10,356 full time, part-time and temporary employees who were paid directly by ITT or our subsidiaries, and also included contractors for whom ITT or our subsidiaries determine compensation, but were employed by third parties as of December 31, 2020.

We then excluded all 501 of our employees in Argentina, Poland, and Venezuela under an applicable exemption for limited numbers of non-U.S. employees. The excluded employees in Argentina, Poland, and Venezuela represented less than 5% of our total employee population. No cost of living adjustments were utilized in identifying our median employee or calculating the annual total compensation.

We identified the median employee to be a full-time hourly employee located in the U.S. We then determined the annual total compensation of the median employee, which included actual annual salary, overtime and company contributions toward benefits (medical and dental premiums and contributions to the employee’s 401(k) account). The total annual compensation of our median employee was determined to be $63,801. For 2020, the annual compensation for Mr. Savi was $6,625,380, which is shown in the Summary Compensation Table.

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COMPENSATION AND HUMAN CAPITAL

COMMITTEE REPORT

ITT’s Compensation and Human Capital Committee is responsible for the overall design and governance of the Company’s executive compensation program, senior leadership development and talent management programs. The Compensation and Human Capital Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation and Human Capital Committee considers and monitors appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS

In performing its governance function, with regard to the Compensation Discussion and Analysis, the Compensation and Human Capital Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance. The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2020 Annual Report on Form 10-K and this Proxy Statement.

This report is furnished by the members of the Compensation and Human Capital Committee.

■ Orlando D. Ashford (Chair)	■ Geraud Darnis	■ Nicholas C. Fanandakis
■ Mario Longhi	■ Rebecca A. McDonald	■ Cheryl L. Shavers

2020 NON-MANAGEMENT DIRECTOR COMPENSATION

The table below represents the 2020 compensation for our non-management directors. As discussed in more detail in the narrative following the table, all non-management directors receive the same cash fees and stock awards for their service, which consists of a $100,000 annual cash retainer and an annual RSU award with a value of $125,000, except for the following: Mr. Lavin, as Non-Executive Chairman, received an additional $62,500 cash payment and an additional RSU award with a value of $62,500; Mr. Powers as Audit Committee Chair, received an additional $15,000 cash payment; Mr. Ashford as Compensation and Human Capital Committee Chair, received an additional $10,000 cash payment; and Mr. DeFosset as the Nominating and Governance Committee Chair received an additional $10,000 cash payment. As a management director, Mr. Savi does not receive compensation for Board service. The total annual compensation of non-employee directors elected at the Company’s 2020 annual meeting in May was reduced by 20% effective from the annual meeting on May 15, 2020 through December 31, 2020 and then reinstated on a pro-rata basis for the balance of their term effective January 1, 2021.

Compensation is paid to non-management directors in a lump sum following the annual meeting at which they are elected. Non-management directors who join the Board of Directors during the course of a year receive their compensation promptly following their election, in amounts that are pro-rated to reflect their partial year of service on the Board. For periods prior to 2020, our non-management directors were eligible to participate in the ITT Deferred Compensation Plan. Because of changes to the Plan described on page 50, for periods after 2020, non-management directors may only choose to defer receipt of their equity retainer. The grant date fair value of stock awards granted to non-management directors in 2020 is provided in footnote (2) to the table below. Stock awards are composed of RSUs.

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	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)	Total
Orlando D. Ashford	$110,000	$100,028	$210,028
Geraud Darnis	96,875	100,028	196,903
Donald DeFosset, Jr.	110,000	100,028	210,028
Nicholas C. Fanandakis	96,875	100,028	196,903
Christina A. Gold(3)	—	—	—
Richard P. Lavin	156,250	150,041	306,291
Mario Longhi	96,875	100,028	196,903
Frank T. MacInnis(3)	—	—	—
Rebecca A. McDonald	96,875	100,028	196,903
Timothy H. Powers	114,375	100,028	214,403
Cheryl L. Shavers	96,875	100,028	196,903
Sabrina Soussan	96,875	100,028	196,903

(1)	Fees may be paid in cash at the time they are earned, or deferred, at the election of the director. Non-management directors may irrevocably elect deferral into an interest-bearing cash account or into the ITT Stock Fund, which is a tracking fund that invests in Company stock. For periods after 2020, directors are no longer allowed to defer their cash retainers.
(2)	Awards are made in RSUs and they reflect a grant date fair value computed in accordance with GAAP. The grant date fair value of the RSUs granted on May 15, 2020 was based on the ITT stock closing price of $48.51. Non-management directors may elect to defer the receipt of their RSUs until a later date or when they leave the Board.
(3)	Ms. Gold and Mr. MacInnis retired from the Board following the 2020 Annual Meeting.

NON-MANAGEMENT DIRECTOR STOCK AWARDS AND OPTION AWARDS OUTSTANDING AT DECEMBER 31, 2020 FISCAL YEAR-END

Non-Management Director Name	Stock Awards	Option Awards
Orlando D. Ashford	2,062	—
Geraud Darnis	6,028	—
Donald DeFosset, Jr.	9,181	—
Nicholas C. Fanandakis	6,028	—
Richard P. Lavin	7,059	—
Mario Longhi	6,028	—
Rebecca A. McDonald	10,598	—
Timothy H. Powers	13,458	—
Cheryl L. Shavers	2,062	—
Sabrina Soussan	2,062	—

Outstanding stock awards include unvested RSUs granted under the 2011 Omnibus Incentive Plan and vested but deferred restricted shares and RSUs granted under the 2011 Omnibus Incentive Plan. RSUs granted to non-management directors vest one business day prior to the next annual meeting. Unvested RSUs do not earn dividends or carry voting rights while unvested, however dividend equivalents are accrued during this period and are paid out in cash following vesting of the award.

ITT reimburses directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes).

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NON-MANAGEMENT DIRECTOR STOCK OWNERSHIP GUIDELINES

ITT’s stock ownership guidelines currently provide for non-management directors to achieve stock ownership levels of five times the annual base cash retainer amount within five years of joining the Board. Non-management directors receive a portion of their retainer in RSUs, which are paid in shares when the RSUs vest. Non-management directors are required to hold such shares until their total share ownership meets or exceeds the ownership guidelines. Both the guidelines, and compliance with the guidelines, are monitored periodically. All non-management directors with at least one full year of service on the Board of Directors own stock in the Company.

INDEMNIFICATION AND INSURANCE

As permitted by its By-laws, ITT indemnifies its directors to the fullest extent permitted by law and maintains insurance to protect the directors from liabilities, including certain instances where ITT could not otherwise indemnify them. All directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-management directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

HEDGING POLICY

Our directors are subject to the Company’s policy prohibiting hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options, as described on page 22.

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CONSIDERATION OF A SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(PROXY ITEM NO. 4)

The following shareholder proposal will be voted on at the Annual Meeting if properly presented by or on behalf of the shareholder proponent. Other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. Share holdings of the shareholder proponent, and where applicable, of co-filers, will be supplied upon request to the Company’s Corporate Secretary. Our Board of Directors has recommended a vote against the proposal for the reasons set forth following the proposal.

Clarifying Note from the Board of Directors

The following shareholder proposal incorrectly identifies the ownership threshold needed to call a special shareholder meeting as 30%. The Company’s Amended and Restated Articles of Incorporation provide that the threshold to call a special meetings is 25% of the voting power of the outstanding capital stock of the Company.

Mr. John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, Calif. 90278 has submitted the following shareholder proposal:

Proposal 4 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. The Board of Directors would continue to have its existing power to call a special meeting.

Since the ITT annual meeting there has been a dramatic development that makes shareholder meetings so much easier for management with a substantial cost reduction. Special shareholder meeting can now be online shareholder meetings which are so much easier for management. The 2020 pandemic has resulted in an avalanche of online shareholder meetings.

Management is so well protected at online meetings that shareholders should have a corresponding greater flexibility in calling for a special shareholder meeting.

Management now has the option of screening out constructive criticism of management at a special shareholder meeting. Thus the core purpose of such a meeting can simply be the announcement of the vote.

For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar constructive criticism.

Plus AT&T management would not even allow the proponents of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting during pandemic travel restrictions.

Please see:

AT&T investors denied a dial-in as annual meeting goes online https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

The current stock ownership threshold of 30% of shares (that normally cast ballots at an annual meeting) to call for a special shareholder meeting can mean that more than 50% of shareholders must be contacted during a short window of time to simply call a special meeting. Plus many shareholders, who are convinced that a special meeting should be called, can make a small paperwork error that will disqualify them from counting toward the 30% ownership threshold that is now needed for a special meeting.

ITT shareholders need more flexibility in calling for a special meeting because we permanently lack a right to act by written consent. ITT is incorporated in Indiana and Indiana is backwards in shareholder rights and unfortunately fails to give shareholders any right to act by written consent.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

Recommendation of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Board has carefully considered the proposal and has concluded that the proposal is not in the best interests of the Company and our shareholders. The Board believes that the amendment requested by this shareholder proposal is unnecessary for the following reasons:

■	Effective as of May 28, 2018, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the threshold to call a special meeting from 35% to 25% of the voting power of the outstanding capital stock of the Company.

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■	The 2018 amendment was approved by over 87% of the Company’s outstanding shares and followed a process of extensive engagement with shareholders on this topic, as well as an evaluation of the practices of other companies of comparable size, which led the Board to determine that 25% was the appropriate threshold for ITT.

■	We maintain strong corporate governance practices that, when coupled with our existing special meeting right, provide shareholders with a significant ability to raise important matters with our Board and management without the potential expense and risk associated with a lower special meeting threshold of 10%.

1.	The Company’s shareholders overwhelmingly approved an appropriate special meeting right following shareholder outreach in 2018.

Effective as of May 28, 2018, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the threshold to call a special meeting from 35% to 25% of the voting power of the outstanding capital stock of the Company. The current version of the Amended and Restated Articles of Incorporation are publicly available as Exhibit 3.1 to the Current Report on Form 8-K that we filed with the SEC on May 25, 2018.

Recognizing that the special meeting right was of interest to many of our shareholders, prior to proposing the Company’s existing special meeting right in 2018, the Company analyzed the issue, including reviewing it with our major shareholders and advisors. During the Company’s shareholder engagement cycle, a number of the Company’s largest shareholders expressed a preference for a threshold that was lower than 35%. Most shareholders with whom the Company engaged indicated that they did not think there was a “one size fits all” rule in this area, and that an appropriate provision would be dependent on the size of the company, governance profile of the company, the company’s shareholder base, the Board’s viewpoint on the appropriate threshold and the balance between providing shareholders with access to this important right and avoiding undue expense and disruption to the Company. The 2018 amendment lowering the threshold to 25% was ultimately approved by over 87% of the Company’s outstanding shares.

The Board has also observed that the existing 25% threshold is the most prevalent threshold in the market and the Board believes that the Company’s existing special meeting provisions compare favorably with those of similarly situated companies.

Finally, the Board believes that a 25% threshold ensures that shareholders have a meaningful right to bring matters before all shareholders on an expedited basis, rather than waiting for the next annual meeting. At the same time, this threshold helps to ensure that the right to call a special meeting is exercised only when a sufficiently broad base of our shareholders have an interest in addressing a topic on an expedited basis. The Board also believes that calling a special meeting of shareholders is not a matter to be taken lightly, and that a special meeting should only be called by shareholders representing a substantial percentage of the voting power of the Company’s capital stock.

The Board of Directors believes that a 10% threshold would introduce a risk that a minority of shareholders could submit a meeting request covering agenda items relevant only to particular constituencies as opposed to shareholders generally. In addition, organizing and preparing for a special meeting imposes substantial legal and administrative costs and involves a significant commitment of management time and focus that could divert attention from our operations. Accordingly, the Board believes that the existing 25% threshold strikes the appropriate balance between these competing concerns and reflects its fundamental commitment to robust corporate governance practices.

2.	The Company has an established record of strong governance practices, particularly when it comes to Board accountability and shareholder engagement.

In considering the shareholder proposal, our Board encourages shareholders to consider the Company’s existing special meeting right in the context of other provisions already included in our Company’s Articles of Incorporation, By-laws, Corporate Governance Principles and other practices that are designed to promote accountability of our Board and management to our investors and to foster shareholder engagement. These include the following highlights:

■	Shareholders already have the right to call special meetings at a reasonable 25% threshold;

■	Proxy access procedures reflecting input from our shareholders and containing terms that are consistent with those of other companies are available to shareholders under our By-laws;

■	A process exists for shareholders to submit recommendations of director candidates for consideration by the Nominating and Governance Committee;

■	As described elsewhere in this Proxy Statement, ITT has a strong shareholder engagement process;

■	We actively review and refresh our Board of Directors and have added six new independent directors since the beginning of 2015;

■	The independent Nominating and Governance Committee annually evaluates the Board and, in making decisions on the Board’s composition, considers the tenure, performance, contributions, experience, skill set, and commitment of each director;

■	Our Board is declassified and elected annually by a majority of the votes cast in uncontested elections;

■	Our Board proactively engages with shareholders;

■	All members of the Board, other than the Chief Executive Officer, are independent (91% independent);

■	Our Board has a high degree of diversity;

■	There are no supermajority voting requirements in our Company’s Articles of Incorporation or By-laws; and

■	Directors are subject to meaningful stock ownership requirements.

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CONCLUSION

The Board of Directors believes that, as described in detail above, the Company’s existing special meeting right strikes the right balance between protecting shareholder rights and mitigating risk of abuse. The Company remains committed to maintaining strong corporate governance practices, and the Board believes the Company’s existing special meeting right, in conjunction with the Company’s other corporate governance practices, achieves this objective.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL.

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OTHER MATTERS

INFORMATION ABOUT THE PROXY STATEMENT & VOTING

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of record of ITT Inc., an Indiana corporation, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on May 19, 2021. The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ITT2021.

WHY DID I RECEIVE THESE PROXY MATERIALS?

Beginning on or about April 5, 2021, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of March 22, 2021, the record date, as part of the Board of Directors’ solicitation of proxies for the Annual Meeting, including any adjournment or postponement thereof. This Proxy Statement and the ITT 2020 Annual Report to Shareholders (the “Annual Report”) and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes is relevant to shareholders in voting on the matters to be addressed at the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You can vote if you owned shares of the Company’s common stock as of the close of business on March 22, 2021, the record date.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?

The Annual Meeting will be held virtually and will be accessible through the Internet. Shareholders may attend the Annual Meeting online, vote their shares electronically, and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/ITT2021 and entering the 16-digit control number on their notice or proxy card. You are encouraged to join the Annual Meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.

The Annual Meeting is being held in a virtual-only format due to public health and travel concerns regarding COVID-19 and the protocols that federal, state, and local governments have imposed, restricting travel and limiting the number of persons that may gather at public events. In light of the virtual-only meeting format, you will not be able to attend the Annual Meeting in person. However, we will offer shareholders the same participation opportunities during the virtual Annual Meeting that were provided at our past in-person meetings.

We encourage you to vote your proxy as soon as possible, even if you plan to attend the virtual Annual Meeting.

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VOTING INFORMATION

HOW DO I VOTE?

Shareholders may vote using any of the following methods:

BY TELEPHONE OR ON THE INTERNET

You can vote by calling the toll-free telephone number on your proxy card or Notice. Please have your proxy card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 18, 2021. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your proxy card.

BY MAIL

If you received your Annual Meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

DURING THE VIRTUAL ANNUAL MEETING

You may attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/ITT2021 and entering the 16-digit control number on your notice or proxy card. You are encouraged to join the Annual Meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.

You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. We encourage you to vote as soon as possible, even if you intend to attend the virtual Annual Meeting.

BY GRANTING A PROXY OR SUBMITTING VOTING INSTRUCTIONS

You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?

If your shares are registered in your name with ITT’s transfer agent, Computershare, you are a “registered owner,” also sometimes referred to as the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, which are also sometimes referred to as being held in “street name,” and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW MANY VOTES DO I HAVE?

You have one vote for every share of common stock that you own as of the record date.

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?

Since it is impractical for all shareholders to attend the virtual Annual Meeting, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

ITT INC. | 2021 PROXY STATEMENT	75

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WHAT ITEMS ARE ON THE AGENDA FOR THE ANNUAL MEETING?

There are four formal items scheduled to be voted upon at the Annual Meeting as described in the Notice of 2021 Annual Meeting of Shareholders. As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Annual Meeting, the people named on the accompanying proxy card (or, if applicable, their substitutes), will have the discretion to vote on those matters for you.

HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Annual Meeting, the people named on the accompanying proxy card (or if applicable, their substitutes), will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is set forth under “Proxy Statement Executive Summary” on page 7 of this Proxy Statement. With respect to any other business as may properly come before the Annual Meeting, your shares will be voted in accordance with the judgment of the persons voting the proxy.

WHAT IF I CHANGE MY MIND?

As a holder of record of common stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed, later-dated proxy card with the Corporate Secretary of the Company, at the Company’s principal executive offices as listed on the first page of this Proxy Statement. You may also revoke your proxy by attending the virtual Annual Meeting and voting during the meeting. If you are a beneficial owner of common stock, you should follow the voting directions you will receive from your broker, bank or other holder of record along with the Company’s proxy solicitation materials.

HOW MANY SHARES OF ITT STOCK ARE OUTSTANDING?

As of March 22, 2021, the record date, 86,053,958 shares of common stock were outstanding.

HOW MANY HOLDERS OF ITT OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present at the virtual meeting or by proxy. The inspectors of election appointed for the Annual Meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

WHAT IS A “BROKER NON-VOTE”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares with respect to certain items of business. If you do not provide voting instructions, your shares will not be voted on any item of business on which the broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote without instructions from you on the election of directors, the advisory vote on the compensation of the Company’s named executive officers, or the shareholder proposal, and in each case a broker non-vote will occur and your shares will not be voted on these items of business.

If you hold shares of common stock through a broker, bank or other holder of record, follow the voting instructions you receive from that organization.

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HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS? HOW MANY VOTES ARE REQUIRED FOR OTHER AGENDA ITEMS TO PASS?

ELECTION OF DIRECTORS

The Company’s By-laws provide that in uncontested elections, a director nominee shall be elected by a majority of the votes cast by the shareholders represented at the virtual meeting or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee (with abstentions and broker non-votes not counted as votes cast with respect to that director nominee). The By-laws further provide that in uncontested elections, any director nominee who fails to be elected by a majority, but who also is a director at the time, shall promptly provide a written conditional resignation, as a holdover director, to the Chair of the Board or the Corporate Secretary, and remain a director until a successor is elected and qualified. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. As discussed above, brokers (and many banks and other record holders of “street name” shares that follow the applicable NYSE voting rules for member brokers) do not have discretionary voting power with respect to director elections unless they have customer voting instructions. This means that, without your voting instructions on this matter, a broker non-vote will occur because your broker (or bank or other holder of record) does not have the power to vote your shares on the election of directors. As a result, it is very important that you return voting instructions relating to the election of directors to your broker, bank or other holder of record.

ALL OTHER MATTERS

The proposals relating to the selection of the Company’s independent registered public accounting firm, the compensation of the Company’s named executive officers and the shareholder proposal are each advisory in nature and non-binding.

For each of these proposals, the votes cast in favor of the proposal must exceed the votes cast against the proposal in order for the proposal to be deemed approved. If you abstain from voting or if there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

HOW DO I VOTE IF I AM A PARTICIPANT IN THE ITT RETIREMENT SAVINGS PLAN?

If you participate in the ITT Retirement Savings Plan, your plan trustee will vote the ITT shares credited to your ITT Retirement Savings Plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). The trustee will vote the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the shares held by the ITT Retirement Savings Plan. The trustee votes the shares held in your ITT Retirement Savings Plan account for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the ITT Retirement Savings Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the ITT Retirement Savings Plan to vote these shares, at the virtual meeting or by proxy at the Annual Meeting.

ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions from ITT Retirement Savings Plan Participants must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 18, 2021.

HOW MANY SHARES ARE HELD BY PARTICIPANTS IN THE ITT RETIREMENT SAVINGS PLAN?

As of March 22, 2021, the record date, the ITT Retirement Savings Plan held 138,804 shares of common stock (approximately 0.16% of the outstanding shares). Great West Trust Company is trustee of the ITT Retirement Savings Plan.

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WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?

In accordance with the By-laws, the Company will appoint two Inspectors of Election, who may be officers or employees of the Company, and they will tabulate the votes. The Inspectors of Election monitor the voting and also certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

ITT will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees virtually or by telephone, mail, electronic transmission and/or facsimile transmission. Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, has been retained to assist in soliciting proxies for a fee of $12,500, plus distribution costs and other costs and expenses.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources.

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. You may revoke your consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

WHY DID I RECEIVE A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to certain shareholders by giving notice to those shareholders that they may access their proxy materials on the Internet. This so-called “Notice and Access” approach, which is permitted by SEC rules, conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting to shareholders. On April 5, 2021, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

HOW DO I RECEIVE PROXY MATERIALS ELECTRONICALLY IN THE FUTURE?

This Proxy Statement and the Annual Report are available online at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

SHAREHOLDERS OF RECORD

You may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your proxy card handy when you go online.

BENEFICIAL OWNERS

You also may be able to receive copies of these documents electronically. Check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service or contact them regarding electronic delivery of materials.

ITT INC. | 2021 PROXY STATEMENT	78

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HOW DOES A SHAREHOLDER PROPOSE MATTERS FOR CONSIDERATION AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS?

PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at our 2022 annual meeting of shareholders, the proposal must be received by us by December 6, 2021. Any such proposal must comply with Rule 14a-8 under the Exchange Act.

PROPOSALS TO BE BROUGHT BEFORE THE 2022 ANNUAL MEETING OF SHAREHOLDERS

A shareholder seeking to introduce an item of business at the 2022 annual meeting of shareholders must comply with the procedures set forth in our By-laws. If you intend to propose an item of business to be presented at our 2022 annual meeting of shareholders, you must notify us of your intention, in writing, on or after December 6, 2021, but not later than January 5, 2022. In the event that the date of the 2022 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2022 annual meeting and not later than 90 calendar days prior to the 2022 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2022 annual meeting is first made.

For any special meeting of shareholders, the item of business must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

HOW DOES A SHAREHOLDER NOMINATE DIRECTORS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS?

DIRECTOR NOMINATIONS FOR INCLUSION IN OUR PROXY STATEMENT

In February 2016, we amended our By-laws to implement “proxy access,” which allows a shareholder or group of shareholders meeting certain conditions to nominate directors for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, if the shareholder or group has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the following section.

If you intend to nominate a director for election at the 2022 annual meeting of shareholders using our proxy access By-law, you must submit the nomination, along with the other materials required by our By-laws, on or after November 6, 2021, but not later than December 6, 2021.

DIRECTOR NOMINATIONS TO BE BROUGHT BEFORE THE 2022 ANNUAL MEETING OF SHAREHOLDERS

If you intend to nominate a director for consideration at the 2022 annual meeting of shareholders, you must notify us in writing of your intention to do so and provide us with the information required by our advance notice By-law on or after December 6, 2021, but not later than January 5, 2022. In the event that the date of the 2022 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2022 annual meeting and not later than 90 calendar days prior to the 2022 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2022 annual meeting is first made.

For any special meeting of shareholders, a nomination to be brought before the meeting must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Note that any such nominations will not be included in or voted through the Company’s proxy materials.

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WHAT INFORMATION MUST I SUBMIT WITH A PROPOSAL OR NOMINATION?

A shareholder’s submission of a proposal or director nomination must include information specified in our By-laws concerning the proposal or nomination, as the case may be, and information as to the shareholder’s ownership of common stock. Any person considering submission of a proposal for an item of business or a nomination to be considered at a shareholder meeting should carefully review our By-laws. We will not entertain any proposals or nominations at the 2022 annual meeting of shareholders that do not meet these requirements. The By-laws are available upon request, free of charge, from ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. The By-laws were also filed as Exhibit 3.1 to the Current Report on Form 8-K that we filed with the SEC on December 15, 2020, which is available, free of charge, on the SEC’s website, www.sec.gov, and our Investor Relations website, www.itt.com/investors/corporate-governance.

Nominations of directors and notices relating thereto must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, the committee charters and Regulation 14A under the Exchange Act. Any shareholder nominees will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other director nominees. These standards are discussed in further detail elsewhere in this Proxy Statement under the heading of “Corporate Governance and Related Matters—Directors’ Qualification and Selection Process.”

WHERE SHOULD I SEND A SHAREHOLDER PROPOSAL OR DIRECTOR NOMINATION FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS?

If you intend to submit a proposal or director nomination, you must send the proposal or nomination, along with all information required by our By-laws, to our principal executive offices at:

ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. We strongly encourage any shareholder interested in submitting a proposal or director nomination to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s By-laws. Submitting a shareholder proposal or nomination does not guarantee that we will include it in our Proxy Statement. The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?

If you have any additional questions about the Annual Meeting or how to vote, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834. Banks and brokers may call collect at 212-750-5833.

ITT INC. | 2021 PROXY STATEMENT	80

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STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

The following table shows the beneficial ownership of our common stock, as of January 31, 2021, by each director, by each of the NEOs, and by all directors and executive officers as a group.

The number of shares beneficially owned by each non-management director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each non-management director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse. No directors or executive officers have pledged any shares of common stock.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Shares Beneficially Owned	Shares Owned Directly(1)	Options(2)	Stock Units(3) ‘	Percent of Class
Luca Savi	107,451	16,685	53,585	37,181	*
Emmanuel Caprais	5,702	1,699	—	4,003	*
Mary Beth Gustafsson	46,763	28,660	—	18,103	*
Ryan Flynn	6,278	3,795	—	2,483	*
George Hanna	16,435	12,384	2,190	1,861	*
Thomas M. Scalera	67,225	39,112	—	28,113	*
Orlando D. Ashford	16,215	16,215	—	—	*
Geraud Darnis	21,054	17,088	—	3,966	*
Donald DeFosset, Jr.	22,891	15,772	—	7,119	*
Nicholas C. Fanandakis	8,408	4,442	—	3,966	*
Richard P. Lavin	16,694	12,728	—	3,966	*
Mario Longhi	5,444	1,478	—	3,966	*
Rebecca A. McDonald	14,661	6,125	—	8,536	*
Timothy H. Powers	11,971	575	—	11,396	*
Cheryl L. Shavers	3,390	3,390	—	—	*
Sabrina Soussan	2,044	2,044	—	—	*
All Directors and Executive Officers as a Group (19 persons)	330,045	153,888	55,775	120,383	0.5%
*	Less than 1%
(1)	Includes units held as of January 31, 2021 representing interests in the ITT Stock Fund held within the ITT Retirement Savings Plan.
(2)	All options shown in this table are vested. The Company no longer grants options, and there are no unvested option grants outstanding.
(3)	Reflects PSUs and RSUs that vest or that may be settled within 60 days of January 31, 2021. The amounts for Mr. Savi, Mr. Caprais, Ms. Gustafsson, Mr. Flynn, Mr. Hanna and Mr. Scalera include RSUs and PSUs that vested, and were settled in stock during February and March 2021. Non-management directors’ total shares beneficially owned include RSUs that have vested but for which settlement is deferred until a later date.

The principal occupation and certain other information about the nominees is set forth in “Election of Directors (Proxy Item No. 1).”

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The following table gives information about each person or group of persons whom the Company knows to be the beneficial owner of more than 5% of the outstanding shares of common stock based on information filed by that entity with the SEC on the dates indicated below.

	Number of Shares	Percent of
Name and address of beneficial owner	Beneficially Owned	Class(4)
FMR LLC(1) 245 Summer Street Boston, MA 02210	9,874,750	11.42%
The Vanguard Group(2) 100 Vanguard Blvd Malvern, PA 19355	8,221,369	9.50%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	7,039,764	8.14%
(1)	As reported on Schedule 13G filed on February 8, 2021, FMR LLC has sole voting power with respect to 1,356,694 shares, sole dispositive power with respect to 9,874,750 shares, and no shared voting or dispositive power with respect to any shares.
(2)	As reported on Schedule 13G/A filed on February 10, 2021, The Vanguard Group has shared voting power with respect to 57,703 shares, sole dispositive power with respect to 8,097,147 shares, and shared dispositive power with respect to 124,222 shares.
(3)	As reported on Schedule 13G filed on January 29, 2021, BlackRock, Inc. has sole voting power with respect to 6,740,501 shares, sole dispositive power with respect to 7,039,764 shares, and no shared voting or dispositive power with respect to any shares.
(4)	Calculations based on the Company’s shares issued and outstanding of 86,497,192 as of January 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2020.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans:
Approved by Security Holders(1)	941,833	(2)	$32.22	(3)	37,180,701	(4)
Not Approved by Security Holders	—		—		—
Total	941,833		$32.22		37,180,701
(1)	Equity compensation plans approved by shareholders include the 2003 Equity Incentive Plan and the 2011 Omnibus Incentive Plan. Since the approval of the 2011 Omnibus Incentive Plan, no additional awards will be granted under the ITT Amended and Restated 2003 Equity Incentive Plan.
(2)	This amount includes 165,569 shares of common stock that are issuable upon the exercise of outstanding stock options, 401,055 shares of common stock that are deliverable under outstanding RSU awards and 375,209 shares of common stock that may be issued under outstanding PSU awards, which reflects the 2018 PSU awards at their actual 159% payout and the 2019 and 2020 PSU awards at the target (100%) number of shares that may be issuable under such awards. The weighted-average remaining contractual life of the total number of outstanding stock options was 3.2 years as disclosed in Note 17, Long-Term Incentive Employee Compensation, to the Consolidated Financial Statements in the Company’s 2020 Annual Report on Form 10-K. The number of shares, if any, to be issued pursuant to outstanding PSU awards can range from zero to 200% of the units initially awarded based on our achievement, over a three-year period, of the stated performance goals described in this Proxy Statement.
(3)	The weighted-average exercise price pertains only to outstanding stock options and not to outstanding restricted stock units or performance stock units, which by their nature have no exercise price.
(4)	This amount represents the number of shares available for issuance pursuant to equity awards that may be granted in the future under the 2011 Omnibus Incentive Plan.

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FORM 10-K

The Company filed its Annual Report on Form 10-K for the 2020 fiscal year with the SEC on February 19, 2021. A copy of the Company’s Form 10-K (without exhibits or documents incorporated by reference) is included in the 2020 Annual Report to Shareholders that is being delivered or made available via the Internet concurrently with this Proxy Statement to all shareholders.

By Order of the Board of Directors,

Mary Beth Gustafsson

Senior Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

Dated: April 5, 2021

ITT INC. | 2021 PROXY STATEMENT	83

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APPENDIX A

LIST OF COMPANIES UTILIZED FROM THE WILLIS TOWERS WATSON COMPENSATION SURVEY

2020 BENCHMARK GROUP

(BENCHMARK DATA WAS SUBMITTED BY INDUSTRIALS, MATERIALS, AND ENERGY COMPANIES WITH REVENUE BETWEEN APPROXIMATELY $1.25 & $5.0 BILLION IN 2019 AND AGED TO REFLECT THE 2020 MARKET)

Aera Energy	Graco	Peabody Energy
Aerojet Rocketdyne	GrafTech International	Pinnacle West Capital
Allegheny Technologies	Greif	PNM Resources
ALLETE	Grupo Fluidra	PolyOne
Alliant Energy	Hawaiian Electric Industries	Portland General Electric
Americas Styrenics	H.B. Fuller	Rayonier Advanced Materials
Ashland	Helmerich & Payne	Rev Group
Atmos Energy	Hexcel	Rexnord Corporation
Black Hills	Hillenbrand	Salt River Project
Brembo	IDEX Corporation	Schmolz + Bickenbach
BWX Technologies	IMI	South Jersey Industries
Cabot	Innospec	Southwest Gas
CAE	International Flavors & Fragrances	Spire
Canadian Solar	Itron	SPX Corporation
CF Industries	JEA	SPX FLOW
Cleveland-Cliffs	Kennametal	Stolt-Nielsen
Cobham	Kinross Gold	Terex
Cooper Standard Automotive	Kronos Worldwide	Timken
CPS Energy	Lonza	TimkenSteel
Curtiss-Wright	Magellan Midstream Partners	Transocean
Delphi Technologies	Meritor	Trinity Industries
Dometic Group	Messer Group	Triumph Group
Donaldson	MRC Global Inc	USG Corporation
Enable Midstream Partners	New Jersey Resources	Vallourec
EQT Corporation	NiSource	Valvoline
Evergy	Noble Energy	Visteon
First Solar	NuStar Energy	Vulcan Materials
Fugro	OGE Energy	Worthington Industries
Genesis Energy	ONE Gas	W.R. Grace
Goldcorp

ITT INC. | 2021 PROXY STATEMENT	84

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ITT
ENGINEERED FOR LIFE
ITT INC.
1133 WESTCHESTER AVENUE
WHITE PLAINS, NY 10604
WWW.ITT.COM

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Telephone and Internet voting are available through 11:59 P.M. Eastern Time on May 18, 2021. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by telephone or on the Internet, you do not need to mail back your proxy card.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ITT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45506-P50599 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT INC.

The Board of Directors recommends a vote FOR each of these eleven nominees:

Proposal 1

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Orlando D. Ashford	☐	☐	☐
1b. Geraud Darnis	☐	☐	☐
1c. Donald DeFosset, Jr.	☐	☐	☐
1d. Nicholas C. Fanandakis	☐	☐	☐
1e. Richard P. Lavin	☐	☐	☐
1f. Mario Longhi	☐	☐	☐
1g. Rebecca A. McDonald	☐	☐	☐
1h. Timothy H. Powers	☐	☐	☐
1i. Luca Savi	☐	☐	☐
1j. Cheryl L. Shavers	☐	☐	☐
1k. Sabrina Soussan	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3:

	For	**Against**	**Abstain**
Proposal 2			
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year	☐	☐	☐
Proposal 3			
3. Approval of an advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4:

	For	**Against**	**Abstain**
Proposal 4			
4. A shareholder proposal regarding special shareholder meetings	☐	☐	☐

(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, please indicate full title. If there is more than one named shareholder, all should sign unless evidence or authority to sign on behalf of others is attached.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on Wednesday, May 19, 2021, virtually, via live webcast at *www.virtualshareholdermeeting.com/ITT2021*:

The proxy materials for ITT's 2021 Annual Meeting of Shareholders, including the 2020 Annual Report and the 2021 Notice and Proxy Statement are available on the Internet. To view these proxy materials, please visit *www.proxyvote.com.*

D45507-P50599

ITT
ENGINEERED FOR LIFE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT INC. FOR THE ANNUAL MEETING TO BE HELD MAY 19, 2021

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Emmanuel Caprais and Mary Beth Gustafsson, or either of them, each with full power of substitution as proxies, to vote all shares of ITT Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. **In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at adjournments or postponements.**

For participants in the ITT Retirement Savings Plan:
Under the savings plan, participants are "named fiduciaries" to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. Eastern Time on May 14, 2021. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this proxy form, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at adjournments or postponements.

(Continued and to be dated and signed on the reverse side.)